SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☒	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SKYWORKS SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

SKYWORKS SOLUTIONS, INC.
STOCKHOLDER INVITATION

January 28, 2008

Dear Stockholder:

I am pleased to invite you to attend the 2008 annual meeting of stockholders of Skyworks Solutions, Inc. to be held at 2:00 p.m., local time, on Thursday, March 27, 2008, at the DoubleTree Bedford Glen Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts (the “Annual Meeting”). We look forward to your participation in person or by proxy. The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

If you plan to attend the Annual Meeting, please check the designated box on the enclosed proxy card. Or, if you utilize our telephone or Internet voting systems, please indicate your plans to attend the Annual Meeting when prompted to do so. If you are a stockholder of record, you should bring the top half of your proxy card as your admission ticket and present it upon entering the Annual Meeting. If you are planning to attend the Annual Meeting and your shares are held in “street name” by your broker (or other nominee), you should ask the broker (or other nominee) for a proxy issued in your name and present it at the meeting.

Whether or not you plan to attend the Annual Meeting, and regardless of how many shares you own, it is important that your shares be represented at the Annual Meeting. Accordingly, we urge you to complete the enclosed proxy and return it to us promptly in the postage-prepaid envelope provided, or to complete your proxy by telephone or via the Internet in accordance with the instructions on the proxy card. If you do attend the Annual Meeting and wish to vote in person, you may withdraw a previously submitted proxy at that time.

Sincerely yours,

Dwight W. Decker
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MARCH 27, 2008
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSALS TO BE VOTED
PROPOSAL 1 ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
PROPOSAL 2 APPROVAL OF ADOPTION OF 2008 DIRECTOR LONG-TERM INCENTIVE PLAN
PROPOSAL 3 APPROVAL OF AN AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 4 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
AUDIT FEES
REPORT OF THE COMPENSATION COMMITTEE
INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER PROPOSED ACTION
OTHER MATTERS

SKYWORKS SOLUTIONS, INC.
NOTICE OF ANNUAL MEETING

SKYWORKS SOLUTIONS, INC.

20 Sylvan Road	5221 California Avenue
Woburn, MA 01801	Irvine, CA 92617
(781) 376-3000	(949) 231-3000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MARCH 27, 2008

To the Stockholders of Skyworks Solutions, Inc.:

The 2008 annual meeting of stockholders of Skyworks Solutions, Inc., a Delaware corporation (the “Company”), will be held at 2:00 p.m., local time, on Thursday, March 27, 2008, at the DoubleTree Bedford Glen Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts (the “Annual Meeting”) to act upon the following proposals:

1. To elect three members of the Board of Directors of the Company to serve as Class III directors with terms expiring at the 2011 annual meeting of stockholders.

2. To approve the adoption of the Company’s 2008 Director Long-Term Incentive Plan.

3. To approve an amendment to the Company’s 2002 Employee Stock Purchase Plan to increase the aggregate number of shares authorized for issuance under the plan by 2.25 million shares.

4. To ratify the selection by the Company’s Audit Committee of KPMG LLP as the independent registered public accounting firm for the Company for fiscal year 2008.

5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on January 28, 2008, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting, however, we urge you to vote promptly in one of the following ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free number listed on the proxy card, or (3) by completing your proxy via the Internet by visiting the website address listed on your proxy card. Should you receive more than one proxy card because your shares are held in multiple accounts or registered in different names or addresses, please complete, sign, date and return each proxy card, or complete each proxy by telephone or the Internet, to ensure that all of your shares are voted. Your proxy may be revoked at any time prior to the Annual Meeting. Any stockholder attending the Annual Meeting may vote at the meeting even if he or she previously submitted a proxy by mail, telephone or via the Internet. If your shares are held in “street name” by your broker (or other nominee), your vote in person at the Annual Meeting will not be effective unless you have obtained and present a proxy issued in your name from the broker.

By Order of the Board of Directors,

MARK V.B. TREMALLO
Vice President, General Counsel and Secretary

Woburn, Massachusetts
January 28, 2008

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

SKYWORKS SOLUTIONS, INC.

20 Sylvan Road	5221 California Avenue
Woburn, MA 01801	Irvine, CA 92617
(781) 376-3000	(949) 231-3000

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Skyworks Solutions, Inc., a Delaware corporation (“Skyworks” or the “Company”), for use at the Company’s annual meeting of stockholders to be held at 2:00 p.m., local time, on Thursday, March 27, 2008, at the DoubleTree Bedford Glen Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts or at any adjournment or postponement thereof (the “Annual Meeting”). The Company’s Annual Report, which includes financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operation for the fiscal year ended September 28, 2007, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and form of proxy are being first mailed to stockholders on or about February 4, 2008.

Only stockholders of record at the close of business on January 28, 2008 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. As of January 28, 2008, there were 162,101,356 shares of Skyworks’ common stock issued and outstanding. Pursuant to Skyworks’ certificate of incorporation and by-laws, and applicable Delaware law, each share of common stock entitles the holder of record at the close of business on the Record Date to one vote on each matter considered at the Annual Meeting. As a stockholder, you may vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy via the Internet at the website address listed on the proxy card. If you attend the Annual Meeting, you may vote in person at the meeting even if you have previously completed your proxy by mail, telephone or via the Internet. If your shares are held in “street name” by your broker (or other nominee), the broker (or other nominee) is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, the broker will be entitled to vote the shares with respect to “discretionary” matters as described below but will not be permitted to vote the shares with respect to “non-discretionary” matters (in which case any shares voted by the broker will be treated as “broker non-votes”). If your shares are held in “street name” by your broker (or other nominee), please check your proxy card or contact your broker (or other nominee) to determine whether you will be able to vote by telephone or via the Internet.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies may be revoked by (i) delivering to the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later-dated proxy relating to the same shares and presenting it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the Company’s principal executive offices at Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, MA 01801, Attention: Secretary, or hand delivered to the Secretary of the Company, before the taking of the vote at the Annual Meeting.

The representation in person or by proxy of at least a majority of the issued and outstanding common shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Shares that abstain from voting on any proposal and “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum exists at the Annual Meeting. For purposes of determining the

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

outcome of any matter as to which a broker (or other nominee) has indicated that it does not have discretionary voting authority, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

Pursuant to the Company’s by-laws, directors are elected by a plurality vote and, therefore, the three nominees who receive the most votes will be elected. Stockholders will not be allowed to cumulate their votes in the election of directors. Accordingly, abstentions, which will not be voted, will not affect the outcome of the election of the nominees to the Board of Directors. In addition, the election of directors is a “discretionary” matter on which a broker (or other nominee) is authorized to vote in the absence of instruction from the beneficial owner.

Regarding Proposals 2, 3 and 4, an affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting, and entitled to vote on such matter, is required for approval. Whereas Proposals 2 and 3 involve matters on which a broker (or other nominee) does not have discretionary authority to vote, a broker (or other nominee) does have discretionary authority to vote on Proposal 4. With respect to Proposals 2, 3 and 4, an abstention will have the same effect as a “no” vote. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders will be tabulated separately.

The persons named as attorneys-in-fact in the proxies, David J. Aldrich and Mark V.B. Tremallo, were selected by the Board of Directors and are officers of the Company. Each executed proxy returned in time to be counted at the Annual Meeting will be voted. Where a choice has been specified in an executed proxy with respect to the matters to be acted upon at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR the three nominees to the Board of Directors, FOR the approval of the adoption of the 2008 Director Long-Term Incentive Plan, FOR the approval of an amendment to the 2002 Employee Stock Purchase Plan, and FOR the ratification of the selection of KPMG LLP as the independent registered public accounting firm of the Company for the 2008 fiscal year.

If you plan to attend the Annual Meeting, please be sure to check the designated box on your proxy card indicating your intent to attend, and save the admission ticket attached to your proxy (the top half); or, indicate your intent to attend through Skyworks’ telephone or Internet voting procedures, and save the admission ticket attached to your proxy. If your shares are held in “street name” by your broker (or other nominee), please check your proxy card or contact your broker (or other nominee) to determine whether you will be able to indicate your intent to attend by telephone or via the Internet. In order to be admitted to the Annual Meeting, you will need to present your admission ticket, as well as provide a valid picture identification, such as a driver’s license or passport. If your shares are held in “street name” by your broker (or other nominee), you should contact your broker (or other nominee) to obtain a proxy in your name and present it at the Annual Meeting in order to vote.

Some brokers (or other nominees) may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement and our Annual Report may have been sent to multiple stockholders in your household. If you are a stockholder and your household or address has received only one Annual Report and one Proxy Statement, the Company will promptly deliver a separate copy of the Annual Report and the Proxy Statement to you, upon your written request to Skyworks Solutions, Inc., 5221 California Avenue, Irvine, CA 92617, Attention: Investor Relations, or oral request to Investor Relations at (949) 231-4700. If you would like to receive separate copies of our Annual Report and Proxy Statement in the future, you should direct such request to your broker (or other nominee). Even if your household or address has received only one Annual Report and one Proxy Statement, a separate proxy card should have been provided for each stockholder account. Each individual proxy card should be signed, dated, and returned in the enclosed postage-prepaid envelope (or voted by telephone or via the Internet, as described therein). If your household has received multiple copies of our Annual Report and Proxy Statement, you can request the delivery of single copies in the future by contacting your broker (or other nominee), or the Company at the address or telephone number above.

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

If you are a participant in the Skyworks 401(k) Savings and Investment Plan, you will receive a proxy card for the Skyworks shares you own through the 401(k) Plan. That proxy card will serve as a voting instruction card for the trustee of the 401(k) Plan, and your 401(k) Plan shares will be voted as you instruct.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on March 27, 2008

The Proxy Statement and the Company’s Annual Report are available at www.proxydocs.com/swks.

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the Company’s knowledge, the following table sets forth the beneficial ownership of the Company’s common stock as of January 20, 2008, by the following individuals or entities: (i) each person who beneficially owns 5% or more of the outstanding shares of the Company’s common stock as of January 20, 2008; (ii) the Named Executive Officers (as defined herein under the heading “Compensation Tables for Named Executive Officers”); (iii) each director and nominee for director; and (iv) all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”), is not necessarily indicative of beneficial ownership for any other purpose, and does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. As of January 20, 2008, there were 162,064,389 shares of Skyworks common stock issued and outstanding.

In computing the number of shares of Company common stock beneficially owned by a person and the percentage ownership of that person, shares of Company common stock that are subject to stock options or other rights held by that person that are currently exercisable or that will become exercisable within 60 days of January 20, 2008, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

	Number of Shares		Percent
Names and Addresses of Beneficial Owners(1)	Beneficially Owned(2)		of Class

Fidelity Management & Research Company	18,261,681	(3)	11.3%
David J. Aldrich	2,284,083	(4)	1.4%
Kevin L. Beebe	67,500		(*	)
Moiz M. Beguwala	379,278	(5)	(*	)
Dwight W. Decker	1,066,234	(5)	(*	)
Timothy R. Furey	127,500		(*	)
Liam K. Griffin	563,547	(4)	(*	)
Balakrishnan S. Iyer	462,287		(*	)
Allan M. Kline	262,178	(6)	(*	)
Thomas C. Leonard	159,057		(*	)
David P. McGlade	45,000		(*	)
David J. McLachlan	145,100		(*	)
Donald W. Palette	35,440	(4)	(*	)
Robert A. Schriesheim	11,250		(*	)
Stanley A. Swearingen, Jr.	335,651	(4)	(*	)
Gregory L. Waters	573,372	(4)	(*	)
All current directors and executive officers as a group (17 persons)	6,969,723	(4)(5)(6)	4.2%

*	Less than 1%

(1)	Unless otherwise noted in the following notes, each person’s address is the address of the Company’s principal executive offices at Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, MA 01801 and stockholders have sole voting and investment power with respect to the shares, except to the extent such power may be shared by a spouse or otherwise subject to applicable community property laws.

(2)	Includes the number of shares of Company common stock subject to stock options held by that person that are currently exercisable or will become exercisable within sixty (60) days of January 20, 2008 (the “Current Options”), as follows: Aldrich — 1,798,191 shares under Current Options; Beebe — 67,500 shares under Current Options; Beguwala — 367,244 shares under Current Options; Decker — 1,014,904 shares under

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

Current Options; Furey — 127,500 shares under Current Options; Griffin — 412,148 shares under Current Options; Iyer — 456,205 shares under Current Options; Kline — 258,398 shares under Current Options; Leonard — 112,500 shares under Current Options; McGlade — 45,000 shares under Current Options; McLachlan — 142,500 shares under Current Options; Palette — 0 shares under Current Options; Schriesheim — 11,250 shares under Current Options; Swearingen — 256,250 shares under Current Options; Waters — 442,148 shares under Current Options; current directors and executive officers as a group (17 persons) — 5,780,526 shares under Current Options.

(3)	Consists of shares beneficially owned by FMR Corp., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as a result of its sole ownership of Fidelity Management & Research Company (“Fidelity Research”) and Fidelity Management Trust Company (“Fidelity Trust”) and indirect ownership of Pyramis Global Advisors Trust Company (“PGATC”). Fidelity Research, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 17,589,481 shares as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940 that hold the shares. Fidelity Trust, a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 31,900 shares as a result of its serving as investment manager of the institutional account(s). PGATC, a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 640,300 shares as a result of its serving as investment manager of institutional accounts owning such shares. Of the shares beneficially owned, FMR Corp. (through its ownership Fidelity Research, Fidelity Trust and PGATC) has sole voting power with respect to 593,800 shares and sole disposition power with respect to 18,261,681 shares. The address of Fidelity Research and Fidelity Trust is 82 Devonshire Street, Boston, Massachusetts 02109. The address of PGATC is 53 State Street, Boston, Massachusetts 02109. With respect to the information relating to the affiliated FMR Corp. entities, the Company has relied on information supplied by FMR Corp.on a Schedule 13G filed with the SEC on January 10, 2007.

(4)	Includes shares held in the Company’s 401(k) Savings and Investment Plan.

(5)	Includes shares held in savings plan(s) of Conexant Systems, Inc., resulting from the distribution of Skyworks’ shares for shares of Conexant Systems, Inc. held in those plans in connection with the merger of the wireless communications business of Conexant Systems, Inc. with Alpha Industries, Inc. on June 25, 2002.

(6)	Mr. Kline resigned his position as an executive officer of the Company on August 20, 2007, and remained as a non-executive employee of the Company until November 20, 2007.

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

PROPOSALS TO BE VOTED

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s certificate of incorporation and by-laws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. The Board of Directors currently is composed of ten (10) members: three Class I directors, three Class II directors and four Class III directors. The terms of these three classes are staggered in a manner so that only one class is elected by stockholders annually.

Messrs. Aldrich, Beguwala and McGlade have been nominated for election as Class III directors to hold office until the 2011 annual meeting of stockholders and thereafter until their successors have been duly elected and qualified. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for the nominees will be voted FOR the election of the three nominees.

Each person nominated for election has agreed to serve if elected, and the Board of Directors knows of no reason why any nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person. No director, director nominee or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

Set forth below is summary information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting, including the year such nominee or director was first elected a director, the positions currently held by the nominee and each director with the Company, the year each nominee’s or director’s term will expire and class of director of each nominee and each director. This information is followed by additional biographical information about these individuals, as well as the Company’s other executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE NOMINEES LISTED BELOW

		Year
Nominee’s or Director’s		Director
Name (and Year He		Term Will	Class of
First Became a Director)	Position(s) with the Company	Expire	Director

Nominees:
David J. Aldrich (2000)	President, Chief Executive	2008	III
	Officer and Director
Moiz M. Beguwala (2002)	Non-Employee Director	2008	III
David P. McGlade (2005)(1)(2)(3)	Non-Employee Director	2008	III
Continuing Directors:
Balakrishnan S. Iyer (2002)(1)	Non-Employee Director	2009	I
Thomas C. Leonard (1996)	Non-Employee Director	2009	I
Robert A. Schriesheim (2006)(1)(2)	Non-Employee Director	2009	I
Kevin L. Beebe (2004)(1)(2)(3)	Non-Employee Director	2010	II
Timothy R. Furey (1998)(2)(3)	Non-Employee Director	2010	II
David J. McLachlan (2000)(1)(3)	Non-Employee Director	2010	II
Other:
Dwight W. Decker* (2002)	Non-Employee Director and	2008	III
	Chairman of the Board

*	Mr. Decker has notified Skyworks of his intention to not stand for re-election. Upon the expiration of Mr. Decker’s term, Mr. McLachlan will become the Chairman of the Board, and unless another director is appointed prior to March 27, 2008, promptly following the Annual Meeting, Skyworks expects to reduce the size of the Board of Directors from ten (10) to nine (9). There will be no reclassification of the Board required, since each class of director would then be comprised of three (3) directors.

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth for each director and executive officer of the Company, his age and position with the Company as of January 28, 2008:

Name	Age	Title

Dwight W. Decker	57	Chairman of the Board
David J. Aldrich	50	President, Chief Executive Officer and Director
Kevin L. Beebe	48	Director
Moiz M. Beguwala	61	Director
Timothy R. Furey	49	Director
Balakrishnan S. Iyer	51	Director
Thomas C. Leonard	73	Director
David P. McGlade	47	Director
David J. McLachlan	69	Director
Robert A. Schriesheim	48	Director
Donald W. Palette	50	Vice President and Chief Financial Officer
Bruce J. Freyman	47	Vice President of Worldwide Operations
Liam K. Griffin	41	Senior Vice President, Sales and Marketing
George M. LeVan	62	Vice President, Human Resources
Stanley A. Swearingen, Jr.	48	Vice President and General Manager, Linear Products
Mark V.B. Tremallo	51	Vice President, General Counsel and Secretary
Gregory L. Waters	47	Executive Vice President and General Manager, Front-End Solutions

Dwight W. Decker, age 57, has served as a director and been Chairman of the Board since June 2002. Dr. Decker has also served as Chairman of the Board of Conexant Systems, Inc. (a publicly traded broadband communication semiconductor company) since December 1998 and has served as a director of Conexant since 1996. From November 2004 until June 2007, Dr. Decker served as Conexant’s Chief Executive Officer, a position he also previously held from December 1998 until March 2004. He served as Senior Vice President of Rockwell International Corporation (now, Rockwell Automation, Inc.) and President, Rockwell Semiconductor Systems (now Conexant) from July 1998 to December 1998; Senior Vice President of Rockwell; and President, Rockwell Semiconductor Systems and Electronic Commerce prior thereto. Dr. Decker is also a director of Mindspeed Technologies, Inc. (a publicly traded networking infrastructure semiconductor provider), Pacific Mutual Holding Company (a privately held life insurance company), BCD Semiconductor (a privately held analog component semiconductor provider), and Newport Media (a privately held semiconductor company). He is also a director or member of numerous professional and civic organizations.

David J. Aldrich, age 50, has served as President, Chief Executive Officer, and Director of the Company since April 2000. From September 1999 to April 2000, Mr. Aldrich served as President and Chief Operating Officer. From May 1996 to May 1999, when he was appointed Executive Vice President, Mr. Aldrich served as Vice President and General Manager of the semiconductor products business unit. Mr. Aldrich joined the Company in 1995 as Vice President, Chief Financial Officer and Treasurer. From 1989 to 1995, Mr. Aldrich held senior management positions at M/A-COM, Inc. (a developer and manufacturer of radio frequency and microwave semiconductors, components and IP networking solutions), including Manager Integrated Circuits Active Products, Corporate Vice President Strategic Planning, Director of Finance and Administration and Director of Strategic Initiatives with the Microelectronics Division.

Kevin L. Beebe, age 48, has been a director since January 2004. Since November 2007, he has been President and Chief Executive Officer of 2BPartners, LLC (a partnership that provides strategic, financial and operational advice to investors and management, and whose clients include TPG Capital and GS Capital Partners). Previously,

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

beginning in 1998, he was Group President of Operations at ALLTEL Corporation, a telecommunications services company. From 1996 to 1998, Mr. Beebe served as Executive Vice President of Operations for 360° Corporation, a wireless communication company. He has held a variety of executive and senior management positions at several divisions of Sprint, including Vice President of Operations and Vice President of Marketing and Administration for Sprint Cellular, Director of Marketing for Sprint North Central Division, Director of Engineering and Operations Staff and Director of Product Management and Business Development for Sprint Southeast Division, as well as Staff Director of Product Services at Sprint Corporation. Mr. Beebe began his career at AT&T/Southwestern Bell as a Manager.

Moiz M. Beguwala, age 61, has been a director since June 2002. He served as Senior Vice President and General Manager of the Wireless Communications business unit of Conexant from January 1999 to June 2002. Prior to Conexant’s spin-off from Rockwell International Corporation, Mr. Beguwala served as Vice President and General Manager, Wireless Communications Division, Rockwell Semiconductor Systems, Inc. from October 1998 to December 1998; Vice President and General Manager Personal Computing Division, Rockwell Semiconductor Systems, Inc. from January 1998 to October 1998; and Vice President, Worldwide Sales, Rockwell Semiconductor Systems, Inc. from October 1995 to January 1998. Mr. Beguwala serves on the Board of Directors of SIRF Technology (a publicly traded GPS semiconductor solutions company) and Powerwave Technologies, Inc. (a publicly traded wireless solutions supplier for communications networks worldwide).

Timothy R. Furey, age 49, has been a director since 1998. He has been Chief Executive Officer of MarketBridge (a privately owned sales and marketing strategy and technology professional services firm) since 1991. His company’s clients include organizations such as IBM, British Telecom and other global Fortune 500 companies selling complex technology products and services into both OEM and end-user markets. Prior to 1991, Mr. Furey held a variety of consulting positions with Boston Consulting Group, Strategic Planning Associates, Kaiser Associates and the Marketing Science Institute.

Balakrishnan S. Iyer, age 51, has been a director since June 2002. He served as Senior Vice President and Chief Financial Officer of Conexant Systems, Inc. from October 1998 to June 2003, and has been a director of Conexant since February 2002. Prior to joining Conexant, Mr. Iyer served as Senior Vice President and Chief Financial Officer of VLSI Technology Inc. Prior to that, he was corporate controller for Cypress Semiconductor Corp. and Director of Finance for Advanced Micro Devices, Inc. Mr. Iyer serves on the Board of Directors of Conexant, Invitrogen Corporation, Power Integrations, QLogic Corporation, and IHS, Inc. (each a publicly traded company).

Thomas C. Leonard, age 73, has been a director since August 1996. From April 2000 until June 2002 he served as Chairman of the Board of the Company, and from September 1999 to April 2000, he served the Company as Chief Executive Officer. From July 1996 to September 1999, he served as President and Chief Executive Officer. Mr. Leonard joined the Company in 1992 as a Division General Manager and was elected a Vice President in 1994. Mr. Leonard has over 30 years’ experience in the microwave industry, having held a variety of executive and senior level management and marketing positions at M/A-COM, Inc., Varian Associates, Inc. and Sylvania.

David P. McGlade, age 47, has been a director since February 2005. Since April 2005, he has served as the Chief Executive Officer and a director of Intelsat, Ltd. (a privately held worldwide provider of fixed satellite services). Previously, Mr. McGlade served as an Executive Director of mmO2 PLC and as the Chief Executive Officer of O2 UK, a subsidiary of mmO2, a position he held from October 2000 until March 2005. Before joining O2 UK, Mr. McGlade was President of the Western Region for Sprint PCS. He also serves as a director of WildBlue Communications, Inc. (a privately held satellite broadband services provider).

David J. McLachlan, age 69, has been a director since 2000. Mr. McLachlan served as a senior advisor to the Chairman and Chief Executive Officer of Genzyme Corporation (a publicly traded biotechnology company) from 1999 to 2004. He also was the Executive Vice President and Chief Financial Officer of Genzyme from 1989 to 1999. Prior to joining Genzyme, Mr. McLachlan served as Vice President, Chief Financial Officer of Adams-Russell Company (an electronic component supplier and cable television franchise owner). Mr. McLachlan also serves on the Board of Directors of Dyax Corp. (a publicly traded biotechnology company) and HearUSA, Ltd. (a publicly traded hearing care services company).

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

Robert A. Schriesheim, age 47, has been a director since 2006. Mr. Schriesheim has been Executive Vice President, Chief Financial Officer and Principal Financial Officer of Lawson Software, Inc. (a publicly traded ERP software provider) since October 2006, and a director since May 2006. Previously, he was affiliated with ARCH Development Partners, LLC (a seed stage venture capital fund) since August 2002, and served as a managing general partner since January 2003. From February 1999 to March 2002, Mr. Schriesheim served in various capacities including as Executive Vice President of Corporate Development, Chief Financial Officer, and a director, of Global Telesystems, Inc. (a London, England-based, publicly traded provider of telecommunications, data and related services). From 1997 to 1999, Mr. Schriesheim was President and Chief Executive Officer of SBC Equity Partners, Inc. (a private equity firm). From 1996 to 1997, Mr. Schriesheim was Vice President of Corporate Development for Ameritech Corporation (a communications company). From 1993 to 1996, he was Vice President of Global Corporate Development for AC Nielsen Company, a subsidiary of Dunn & Bradstreet. Mr. Schriesheim is also a director of MSC Software Corp. (a publicly traded provider of integrated simulation solutions for designing and testing manufactured products), Chairman of the Board of Alyst Acquisition Corp. (a publicly traded entity targeting an acquisition in the telecommunications industry), and a director of Enfora (a privately held provider of intelligent wireless machine-to-machine modules and integrated platform solutions).

Donald W. Palette, age 50, joined the Company as Vice President, Chief Financial Officer of Skyworks in August 2007. Previously, from May 2005 until August 2007, Mr. Palette served as Senior Vice President, Finance and Controller of Axcelis Technologies, Inc. (a publicly traded semiconductor equipment manufacturer). Prior to May 2005, he was Axcelis’ Controller beginning in 1999, Director of Finance beginning August 2000, and Vice President and Treasurer beginning in 2003. Before joining Axcelis in 1999, Mr. Palette was Controller of Financial Reporting/Operations for Simplex, a leading manufacturer of fire protection and security systems. Prior to that, Mr. Palette was Director of Finance for Bell & Howell’s Mail Processing Company, a leading manufacturer of high speed mail insertion and sorting equipment.

Bruce J. Freyman, age 47, has served as Vice President of Worldwide Operations since May 2005. Previously, he served as president and chief operating officer of Amkor Technology (a leading provider of semiconductor test and assembly services) and also held various senior management positions, including executive vice president of operations from 2001 to 2004. Earlier, Freyman spent 10 years with Motorola managing their semiconductor packaging operations for portable communications products.

Liam K. Griffin, age 41, joined the Company in August 2001 and serves as Senior Vice President, Sales and Marketing. Previously, Mr. Griffin was employed by Vectron International, a division of Dover Corp., as Vice President of Worldwide Sales from 1997 to 2001, and as Vice President of North American Sales from 1995 to 1997. His prior experience included positions as a Marketing Manager at AT&T Microelectronics, Inc. and Product and Process Engineer at AT&T Network Systems.

George M. LeVan, age 62, has served as Vice President, Human Resources since June 2002. Previously, Mr. LeVan served as Director, Human Resources, from 1991 to 2002 and has managed the human resource department since joining the Company in 1982. Prior to 1982, he held human resources positions at Data Terminal Systems, Inc., W.R. Grace & Co., Compo Industries, Inc. and RCA.

Stanley A. Swearingen, Jr., age 48, joined the Company in August 2004 and serves as Vice President and General Manager, Linear Products. Prior to joining Skyworks, from November 2000 to August 2004, Mr. Swearingen was Vice President and General Manager of Agere Systems’ Computing Connectivity division, where he was responsible for the design and manufacturing of wired and wireless connectivity solutions. Prior to this, from July 1999 to November 2000, he served as President and Chief Operating Officer of Quantex Microsystems (a direct provider of personal computers, servers and Internet infrastructure products). He has also held senior management positions at National Semiconductor, Cyrix and Digital Equipment Corp.

Mark V.B. Tremallo, age 51, joined the Company in April 2004 and serves as Vice President, General Counsel and Secretary. Previously, from January 2003 to April 2004, Mr. Tremallo was Senior Vice President and General Counsel at TAC Worldwide Companies (a technical workforce solutions provider). Prior to TAC, from May 1997 to May 2002, he was Vice President, General Counsel and Secretary at Acterna Corp. (a global communications test

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

equipment and solutions provider), which filed a voluntary petition for reorganization under Chapter 11 of the U.S.B.C. on May 6, 2003. Earlier, Mr. Tremallo served as Vice President, General Counsel and Secretary at Cabot Safety Corporation.

Gregory L. Waters, age 47, joined the Company in April 2003, and has served as Executive Vice President and General Manager, Front-End Solutions since October 2006, Executive Vice President beginning November 2005, and Vice President and General Manager, Cellular Systems as of May 2004. Previously, from February 2001 until April 2003, Mr. Waters served as Senior Vice President of Strategy and Business Development at Agere Systems and, beginning in 1998, held positions there as Vice President of the Wireless Communications business and Vice President of the Broadband Communications business. Prior to working at Agere, Mr. Waters held a variety of senior management positions within Texas Instruments, including Director of Network Access Products and Director of North American Sales.

As part of the terms of the merger of the wireless communications business of Conexant Systems, Inc. with and into Alpha Industries, Inc. on June 25, 2002 (the “Merger”), four designees of Conexant — Donald R. Beall (who retired as a director in April 2005), Moiz M. Beguwala, Dwight W. Decker and Balakrishnan S. Iyer — were appointed to our Board of Directors. Only two of the remaining three Conexant designees to our Board of Directors continue to have a business relationship with Conexant. Mr. Decker currently serves as the chairman of the board of Conexant and Mr. Iyer currently serves as a non-employee director of Conexant.

CORPORATE GOVERNANCE

General

Board of Director and Stockholder Meetings:  The Board of Directors met seven (7) times during the fiscal year ended September 28, 2007 (“fiscal year 2007”). Each director attended at least 75% of the Board of Directors meetings and the meetings of the committees of the Board of Directors on which he served in fiscal year 2007. The Company’s policy is that directors are encouraged to attend the annual meeting of stockholders and expected to do so when such meeting is held in conjunction with a regularly scheduled meeting of the Board of Directors. Three (3) members of the Board of Directors attended the 2007 annual meeting of stockholders.

Director Independence:  Each year, the Board of Directors reviews the relationships that each director has with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ Stock Market, Inc. Marketplace Rules (the “NASDAQ Rules”) and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ current and historic relationships with the Company and its competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which a member of the Company’s Board of Directors is a director or executive officer. After evaluating these factors, the Board of Directors has determined that a majority of the members of the Board of Directors, namely, Kevin L. Beebe, Moiz M. Beguwala, Dwight W. Decker, Timothy R. Furey, Balakrishnan S. Iyer, Thomas C. Leonard, David J. McLachlan, David P. McGlade and Robert A. Schriesheim, do not have any relationships that would interfere with the exercise of independent judgment in carrying out their responsibilities as a director and are independent directors of the Company within the meaning of applicable NASDAQ Rules.

Corporate Governance Guidelines:  The Board of Directors has adopted corporate governance practices to help fulfill its responsibilities to the stockholders in overseeing the work of management and the Company’s business results. These guidelines are intended to ensure that the Board of Directors has the necessary authority and practices in place to review and evaluate the Company’s business operations, as needed, and to make decisions that are independent of the Company’s management. In addition, the guidelines are intended to align the interests of directors and management with those of the Company’s stockholders. A copy of the Company’s Corporate

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

Governance Guidelines is available on the Investor Relations portion the Company’s website at: http://www.skyworksinc.com.

In accordance with these Corporate Governance Guidelines, independent members of the Board of Directors of the Company met in executive session without management present four (4) times during fiscal year 2007. Members of the Nominating and Corporate Governance Committee rotate as presiding director for these meetings.

Stockholder Communications:  Our stockholders may communicate directly with the Board of Directors as a whole or to individual directors by writing directly to those individuals at the following address: 20 Sylvan Road, Woburn, MA 01801. The Company will forward to each director to whom such communication is addressed, and to the Chairman of the Board in his capacity as representative of the entire Board of Directors, any mail received at the Company’s corporate office to the address specified by such director and the Chairman of the Board.

Codes of Ethics:  The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors (the “Code”), as well as a Code of Ethics for Principal Financial Officers. Links to these codes of ethics are on the Investor Relations portion of the Company’s website at: http://www.skyworksinc.com.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Audit Committee:  Skyworks has established a separately designated Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of the Audit Committee are Mr. McLachlan, who currently serves as the chairman, and Messrs. Beebe, Iyer, McGlade and Schriesheim. The Board of Directors has determined that each of the members of the committee is independent within the meaning of applicable NASDAQ Rules and Rule 10A-3 under the Exchange Act. The Board of Directors has determined that each of the Chairman of the Audit Committee, Mr. Iyer, and Mr. Schriesheim, is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Audit Committee met nine (9) times during fiscal year 2007. Upon Mr. McLachlan becoming chairman of the board following the 2008 Annual Meeting, Mr. Schriesheim will become the chairman of the Audit Committee.

The primary responsibility of the Audit Committee is the oversight of the quality and integrity of the Company’s financial statements, the Company’s internal financial and accounting processes, and the independent audit process. Additionally, the Audit Committee has the responsibilities and authority necessary to comply with Rule 10A-3 under the Exchange Act. The committee meets privately with the independent registered public accounting firm, reviews their performance and independence from management and has the sole authority to retain and dismiss the independent registered public accounting firm. These and other aspects of the Audit Committee’s authority are more particularly described in the Company’s Audit Committee Charter, which the Board of Directors adopted and is reviewed annually by the committee and is available on the Investor Relations portion of our website at: http://www.skyworksinc.com.

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent registered public accounting firm, KPMG LLP. The policy requires that all services provided by KPMG LLP, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by KPMG LLP for fiscal year 2007.

Compensation Committee:  The members of the Compensation Committee are Mr. Furey, who serves as the chairman, and Messrs. Beebe, McGlade and Schriesheim, each of whom the Board of Directors has determined is independent within the meaning of applicable NASDAQ Rules. The Compensation Committee met six (6) times during fiscal year 2007. The functions of the Compensation Committee include establishing the appropriate level of compensation, including short and long-term incentive compensation, of the Chief Executive Officer, all other executive officers and any other officers or employees who report directly to the Chief Executive Officer. The

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

Compensation Committee also administers Skyworks’ equity-based compensation plans. The Board of Directors has adopted a written charter for the Compensation Committee, and it is available on the Investor Relations portion of the Company’s website at: http://www.skyworksinc.com.

The Compensation Committee has engaged Aon/Radford Consulting to assist it in determining the components and amount of executive compensation. The consultant reports directly to the Compensation Committee, through its chairperson, and the Compensation Committee retains the right to terminate or replace the consultant at any time.

The process and procedures followed by the Compensation Committee in considering and determining executive and director compensation are described below under the heading “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee:  The members of the Nominating and Corporate Governance Committee, each of whom the Board of Directors has determined is independent within the meaning of applicable NASDAQ Rules, are Mr. Beebe, who serves as the chairman, and Messrs. Furey, McGlade, and McLachlan. The Nominating and Corporate Governance Committee met four (4) times during fiscal year 2007. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for election or re- election to the Board of Directors and its committees, including any recommendations that may be submitted by stockholders, the evaluation of the performance of the Board of Directors and its committees, and the evaluation and recommendation of the corporate governance policies. These and other aspects of the Nominating and Corporate Governance Committee’s authority are more particularly described in the Nominating and Corporate Governance Committee Charter, which the Board of Directors adopted and is available on the Investor Relations portion of the Company’s website at: http://www.skyworksinc.com.

Director Nomination Procedures:  The Nominating and Corporate Governance Committee evaluates director candidates in the context of the overall composition and needs of the Board of Directors, with the objective of recommending a group that can best manage the business and affairs of the Company and represent the interests of the Company’s stockholders using its diversity of experience. The committee seeks directors who possess certain minimum qualifications, including the following:

•	A director must have substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business or other disciplines relevant to the business of the Company.

•	A director (other than an employee-director) must be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Board of Directors or of a Board committee.

•	The committee also considers the following qualities and skills, among others, in its selection of directors and as candidates for appointment to the committees of the Board of Directors:

•	Economic, technical, scientific, academic, financial, accounting, legal, marketing, or other expertise applicable to the business of the Company;

•	Leadership or substantial achievement in their particular fields;

•	Demonstrated ability to exercise sound business judgment;

•	Integrity and high moral and ethical character;

•	Potential to contribute to the diversity of viewpoints, backgrounds, or experiences of the Board of Directors as a whole;

•	Capacity and desire to represent the balanced, best interests of the Company as a whole and not primarily a special interest group or constituency;

•	Ability to work well with others;

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

•	High degree of interest in the business of the Company;

•	Dedication to the success of the Company;

•	Commitment to the responsibilities of a director; and

•	International business or professional experience.

In addition, the committee will consider that a majority of the Board of Directors must meet the independence requirements promulgated by the applicable NASDAQ Rules. The Company expects that a director’s existing and future commitments will not materially interfere with such director’s obligations to the Company. For candidates who are incumbent directors, the committee considers each director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors. The committee identifies candidates for director nominees in consultation with the Chief Executive Officer of the Company and the Chairman of the Board of Directors, through the use of search firms or other advisors or through such other methods as the committee deems to be helpful to identify candidates. Once candidates have been identified, the committee confirms that the candidates meet all of the minimum qualifications for director nominees set forth above through interviews, background checks, or any other means that the committee deems to be helpful in the evaluation process. The committee then meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the committee recommends candidates for director nominees for election to the Board of Directors.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders provided the stockholders follow the procedures set forth below. The committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder or otherwise. To date, the Nominating and Corporate Governance Committee has not received a recommendation for a director nominee from any stockholder of the Company’s voting stock.

Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by submitting a written recommendation to the committee not later than October 8, 2008, in accordance with the procedures set forth below in this Proxy Statement under the heading “Stockholder Proposals.” For nominees for election to the Board of Directors proposed by stockholders to be considered, the recommendation for nomination must be in writing and must include the following information:

•	Name of the stockholder, whether an entity or an individual, making the recommendation;

•	A written statement disclosing such stockholder’s beneficial ownership of the Company’s capital stock;

•	Name of the individual recommended for consideration as a director nominee;

•	A written statement from the stockholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a director;

•	A written statement from the stockholder making the recommendation stating how the recommended candidate meets the independence requirements established by the SEC and The NASDAQ Stock Market, Inc.;

•	A written statement disclosing the recommended candidate’s beneficial ownership of the Company’s capital stock; and

•	A written statement disclosing relationships between the recommended candidate and the Company which may constitute a conflict of interest.

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

Nominations may be sent to the attention of the committee via U.S. mail or expedited delivery service to Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, Massachusetts 01801, Attn: Nominating and Corporate Governance Committee, c/o Secretary of Skyworks Solutions, Inc.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors currently comprises Messrs. Beebe, Furey, McGlade and Schriesheim. No member of this committee was at any time during the past fiscal year an officer or employee of the Company, was formerly an officer of the Company or any of its subsidiaries, or had any employment relationship with the Company or any of its subsidiaries. No executive officer of Skyworks has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of Skyworks.

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

PROPOSAL 2

APPROVAL OF ADOPTION OF 2008 DIRECTOR LONG-TERM INCENTIVE PLAN

The Company’s 2008 Director Long-Term Incentive Plan (the “2008 Plan”) was adopted by Skyworks’ Board of Directors on November 6, 2007, subject to approval by the stockholders. A total of 600,000 shares are to be authorized for issuance under the 2008 Plan to Skyworks’ non-officer directors. If approved by the stockholders, the 2008 Plan will replace the 2001 Directors’ Stock Option Plan (the “2001 Plan”) and no further options will be granted under the 2001 Plan. Upon termination, any shares remaining in the 2001 Plan will be added to the 2008 Plan. There are currently 120,000 shares remaining in the 2001 Plan.

Since 1994, Skyworks has granted equity-awards to directors, upon their first election to the Board of Directors and annually upon re-election. Few shares remain available for equity awards to the directors under the 2001 Plan. THEREFORE, UNLESS THE 2008 DIRECTOR LONG-TERM INCENTIVE PLAN IS APPROVED, IT WILL NOT BE POSSIBLE TO ISSUE EQUITY AWARDS TO SKYWORKS’ DIRECTORS IN THE FUTURE UNDER THE 2001 PLAN.

The 2008 Plan is intended to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract and retain the services of experienced and knowledgeable directors, and to provide additional incentives for such directors to continue to work for the best interests of Skyworks and its stockholders through continuing ownership of its common stock. Competition for highly qualified individuals to serve as company directors is intense, and to successfully attract and retain the best candidates, the Company must continue to offer a competitive equity incentive program as an essential component of the directors’ compensation. Without the proposed authorization of shares available for directors’ stock options and restricted stock, Skyworks may be unable to continue to attract and retain the best individuals to serve as directors.

In addition, the 2008 Plan, among other things:

•	Prohibits the granting of stock options with an exercise price below the fair market value of the common stock on the grant date;

•	Provides a “share reduction” formula in the pool of available shares, whereby the issuance of any “full value” award (i.e., an award other than a nonqualified stock option) will reduce the pool of available shares by 1.5 shares. For example, if no nonqualified stock options were issued from the 720,000 shares requested under the 2008 Plan (which includes the 120,000 shares that would be added from the 2001 Plan), the maximum number of shares of common stock subject to other awards would be 480,000 shares.

•	Prohibits repricing, or reducing the exercise price of a stock option, without first obtaining stockholder approval; and,

•	Does not include any “evergreen” or “reload” provisions.

Description of the 2008 Director Long-Term Incentive Plan

This summary is qualified in its entirety by reference to the 2008 Plan, a copy of which is attached to the electronic copy of this Proxy Statement filed with the SEC (www.sec.gov). In addition, a copy of the 2008 Plan may be obtained from the Secretary of the Company.

Types of Awards

The 2008 Plan provides for the grant of nonqualified stock options, restricted stock awards, restricted stock units and other stock-based awards, including the grant of shares based upon certain conditions such as performance-based conditions and the grant of securities convertible into common stock (collectively, “Awards”).

Nonqualified Stock Options.  Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

the option grant. Options may be granted at an exercise price that is no less than 100% of the fair market value of the common stock on the date of grant. Options may not be granted for a term in excess of ten (10) years. The 2008 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) surrender to the Company of shares of common stock which have been held by the optionees for at least six months, or (iii) any combination of these forms of payment.

Unless such action is approved by the Company’s stockholders: (1) no outstanding option may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of the option (other than adjustments to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization) and (2) the Board of Directors may not cancel any outstanding option and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option. No option shall contain any provision entitling the optionee to the automatic grant of additional options in connection with any exercise of the original option.

Restricted Stock Awards and Restricted Stock Units.  Restricted stock awards entitle recipients to acquire shares of common stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. Instead of issuing common stock that is subject to repurchase, the Board may grant Awards known as restricted stock units that entitle recipients to receive unrestricted shares of common stock in the event that the conditions specified in the applicable Award are satisfied prior to the end of the applicable restriction period established for such Award.

Other Stock-Based Awards.  Under the 2008 Plan, the Board of Directors has the right to grant other Awards based upon the common stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions such as performance-based conditions and the grant of securities convertible into common stock.

Eligibility to Receive Awards

Each member of the Board of Directors who is not also an officer of the Company is eligible to be granted Awards under the 2008 Plan. Each non-officer director when first elected to serve as a director shall automatically be granted a nonqualified stock option to purchase 25,000 shares of common stock, at an exercise price equal to the fair market value of the common stock on the date of grant, and a restricted stock award for 12,500 shares of common stock. In addition, beginning with the Company’s 2008 annual meeting of stockholders, each non-officer director continuing in office shall receive a restricted stock award for 12,500 shares following each annual meeting of stockholders or special meeting of stockholders in which one or more directors are elected in lieu of an annual meeting. Unless otherwise determined by the Board of Directors, the foregoing nonqualified stock options will vest in four (4) equal annual installments and the foregoing restricted stock awards will vest in three (3) equal annual installments. All other granting of Awards under the 2008 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular director. On January 22, 2008, the last reported sale price of the Company common stock on the NASDAQ Global Select Market was $8.32.

Administration

The 2008 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2008 Plan and to interpret the provisions of the 2008 Plan. Pursuant to the terms of the 2008 Plan, the Board of Directors may delegate authority under the 2008 Plan to one or more committees or subcommittees of the Board of Directors. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2008 Plan.

Except for the automatic grants of nonqualified stock options and restricted stock awards discussed above, and subject to any applicable limitations contained in the 2008 Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

the recipients of Awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of the fair market value of the common stock), (iii) the duration of options (which may not exceed ten (10) years) and (iv) the number of shares of common stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

The Board of Directors is required to make appropriate adjustments in connection with the 2008 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2008 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the common stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (ii) any exchange of all of the common stock of the Company for cash, securities or other property pursuant to a share exchange transaction. Upon the occurrence of a Reorganization Event, all outstanding options are to be assumed, or substituted for, by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, outstanding options, then the Board of Directors must either accelerate the options to make them fully exercisable prior to consummation of the Reorganization Event or provide for a cash out of the value of any outstanding options. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding restricted stock award will inure to the benefit of the acquiring or succeeding corporation. The Board of Directors will specify the effect of a Reorganization Event on any other Award at the time the Award is granted.

If a Change in Control Event occurs, except to the extent specifically provided to the contrary in any Award agreement or any other agreement between a Participant and the Company, any options outstanding as of the date the Change of Control occur and not then exercisable shall automatically become fully exercisable and all restrictions and conditions on all restricted stock awards shall automatically be deemed terminated or satisfied. A “Change in Control Event” occurs if the Continuing Directors (as defined below) cease for any reason to constitute a majority of the Board. A “Continuing Director” will include any member of the Board as of the effective date of the Plan and any individual nominated for election to the Board by a majority of the then Continuing Directors.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the 2008 Plan.

Amendment or Termination

The Board of Directors may at any time amend, suspend or terminate the 2008 Plan, except that no amendment may (i) increase the number of shares authorized under the 2008 Plan, (ii) materially increase the benefits provided under the 2008 Plan, (iii) materially expand the class of participants eligible to participate in the 2008 Plan, (iv) expand the types of Awards provided under the 2008 Plan or (v) make any other changes that require stockholder approval under the rules of the NASDAQ Stock Market unless and until such amendment shall have been approved by the Company’s stockholders. No Award may be granted under the 2008 Plan after March 27, 2018, but Awards previously granted may extend beyond that date.

If stockholders do not approve the 2008 Plan, the 2008 Plan will not go into effect. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the plan. This summary is based on the tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

Nonqualified Stock Options.  A participant will not have income upon the grant of a nonqualified stock option. A participant will have compensation income upon the exercise of a nonqualified stock option equal to the

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock; Restricted Stock Units.  A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code (the “IRC”) is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term. The tax treatment of a restricted stock unit and the stock issued upon the vesting of a restricted stock unit is the same as described above for restricted stock, except that no Section 83(b) election may be made with respect to restricted stock units.

Tax Consequences to the Company.  There will be no tax consequences to the Company when grants are made under the 2008 Plan except that we will be entitled to a tax deduction when a participant has compensation income.

Plan Benefits Table.  The following 2008 Plan Benefits Table discloses the benefits that would be allocated to the persons listed in the table in 2008 if the 2008 Plan were adopted. All other granting of the remaining Awards under the 2008 Plan is discretionary pursuant to the formula provisions in the 2008 Plan.

Plan Benefits
2008 Plan

	Dollar		Number of
Name and Position	Value		Shares

Non-Executive Director Group (8 persons)	$832,000	(1)	100,000

(1)	This dollar value is determined based on $8.32 per share, the last reported sale price of the Company common stock on the NASDAQ Global Select Market on January 22, 2008.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
APPROVAL OF THE ADOPTION OF THE 2008 DIRECTOR LONG-TERM INCENTIVE PLAN

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors believes it is in the best interest of the Company to encourage stock ownership by employees of the Company. The 2002 Employee Stock Purchase Plan (“ESPP”) affords employees of the Company the opportunity to purchase shares of the Company’s common stock at a discount through regular payroll deductions. The Company believes the ESPP enhances its ability to seek and retain the services of highly skilled and competent persons to serve as employees of the Company, and at the same time, encourages employee stock ownership. Under the Company’s ESPP, the Company has currently reserved 3,880,000 shares of common stock to provide eligible employees with opportunities to purchase shares. Anticipating that there would be an insufficient number of shares available for continuing the ESPP into fiscal year 2008, on May 8, 2007, the Board of Directors adopted, subject to stockholder approval, an amendment to the ESPP increasing the number of shares of common stock authorized for purchase under the ESPP by 2.25 million shares to a total of 6,130,000 shares. With the approval of the amendment to the Skyworks ESPP by the stockholders, it is the intention of the Company to have the ESPP continue to qualify as an “employee stock purchase plan” under Section 423 of the IRC, which may provide certain tax benefits to employees as described below. In addition, if the amendment to the ESPP is approved, the Company intends to continue providing non-U.S. employees with the opportunity to purchase shares of the Company’s common stock at a discount pursuant to Skyworks’ Non-Qualified Employee Stock Purchase Plan (“NQ ESPP”). If this amendment is not approved by the stockholders, the Company will not be able to offer employees an opportunity to participate in the ESPP (or the NQ ESPP) in the future because of the limited number of shares that would otherwise remain available for issuance under the ESPP. As of December 31, 2007, there were only 569,159 shares available for future purchase under the ESPP.

Description of the ESPP

This summary is qualified in its entirety by reference to the ESPP, a copy of which is attached to the electronic copy of this Proxy Statement filed with the SEC (www.sec.gov). In addition, a copy of the ESPP may be obtained from the Secretary of the Company.

Eligibility

All employees of the Company and its participating subsidiaries who are employed by the Company at least ten (10) business days prior to the first day of the applicable offering period are eligible to participate in the ESPP, except for any employee who owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Company stock. An employee’s rights under the ESPP will terminate when he or she ceases to be an employee. The Company’s non-employee directors are not eligible to participate in the ESPP.

Participation in the ESPP

The number of shares that participants may purchase under the ESPP is discretionary and the value of the Company’s common stock purchased by participants under the ESPP will vary based on the fair market value of the Company’s common stock on an offering period’s commencement date or termination date. Accordingly, the number of shares that will be purchased by our employees and executive officers in the future are not currently determinable.

Stock Subject to the ESPP

Without giving effect to the proposed amendment, an aggregate of 3,880,000 shares of common stock have been authorized for issuance under the ESPP since its inception. If there are any unexercised options granted under the ESPP that expire or terminate or options that cease to be exercisable, the unpurchased shares subject to such option will again be available under the ESPP. If the number of shares of common stock available for any offering period is insufficient to satisfy the requirements for that offering period, the available shares for that offering period

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

shall be apportioned among participating employees in proportion to their options. As of December 31, 2007, there were only 569,159 shares available for future purchase under the ESPP.

Offering Periods

The Compensation Committee of the Board of Directors establishes the offering periods; however, an offering period may not extend for more than twenty-four (24) months. Subject to the foregoing, the offering periods will generally consist of six month periods commencing on each August 1 and February 1 and terminating on each January 31 and July 31, respectively.

Stock Options

On the commencement date of each offering period, the Company will grant to each participant an option to purchase on the termination date of each offering period at the Option Exercise Price (as defined below), that number of full shares of common stock equal to the amount of each participant’s accumulated payroll deductions made during the offering period, up to a maximum of 1,000 shares. This maximum may be increased or decreased as set forth in the ESPP. If the participant’s accumulated payroll deductions on the termination date would result in a purchase of more than the maximum allowed under the plan, the excess deductions will be refunded to the participant, without interest.

The Option Exercise Price for each offering period is the lesser of: (i) eighty-five percent (85%) of the fair market value (as defined in the ESPP) of the common stock on the offering commencement date, or (ii) eighty-five percent (85%) of the fair market value of the common stock on the offering termination date, in either case rounded up to the next whole cent. If the participant’s accumulated payroll deductions on the last day of the offering period would otherwise enable the participant to purchase common stock in excess of the limitation prescribed under Section 423(b)(8) of the IRC, the excess will be refunded by the Company, without interest.

Option Exercise

Each participant in the ESPP on the termination date of each offering period will be deemed to have exercised his or her option on such date and to have purchased from the Company such number of full shares of common stock reserved for the ESPP as his or her accumulated payroll deductions on such date will pay for at the Option Exercise Price, subject to the maximums and limitations set forth in the ESPP.

Entering the ESPP and Participation

An eligible employee may enter the ESPP by enrolling and authorizing payroll deductions not later than ten (10) business days before the next commencement date. Unless the participant files a revised authorization, or withdraws from the ESPP, his or her participation under the enrollment on file will continue as long as the ESPP remains in effect.

A participant may withdraw in full from the ESPP prior to the termination date, in which event the Company will refund without interest the entire balance of such participant’s deductions not previously used to purchase common stock under the ESPP. Upon termination of the participant’s employment because of death, the person(s) entitled to receipt of the common stock and/or cash shall have the right to elect, either (i) to withdraw, without interest, all of the payroll deductions credited to the participant’s account under the ESPP, or (ii) to exercise the participant’s option for the purchase of shares of common stock on the next offering termination date following the date of the employee’s death.

The Company will accumulate and hold for the employee’s account the amounts deducted from his or her pay. No interest will be paid thereon.

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

Deduction Amounts

An employee may authorize payroll deductions from 1% to 10% (in whole number percentages only) of his or her eligible compensation (as defined in the ESPP). An employee may not make any additional payments into such account. Only full shares of common stock may be purchased. Any balance remaining in an employee’s account after a purchase will, to the extent not refunded as set forth above, be carried forward to the next offering period. Payroll deductions may not be increased, decreased or suspended by a participant during an offering period.

ESPP Termination and Amendment

The ESPP may be terminated at any time by the Company’s Board of Directors. It will terminate in any case on the earlier of December 31, 2012, or when all of the shares of common stock reserved for the ESPP have been purchased. The Compensation Committee or the Board of Directors may from time to time adopt amendments to the ESPP, subject to certain restrictions set forth in the ESPP.

Sale of Stock Purchased Under the ESPP

An employee may sell stock purchased under the ESPP at any time the employee chooses, subject to compliance with Company trading policies, any applicable federal or state securities laws, and subject to certain restrictions imposed under the ESPP.

ESPP Administration and Cost

The Company will bear all costs of administering and carrying out the ESPP, and the ESPP may be administered by the Compensation Committee, or such other committee as may be appointed by the Board of Directors of the Company.

The Company will indemnify each member of the Board of Directors and the Compensation Committee to the fullest extent permitted by law with respect to any claim, loss, damage or expense (including counsel fees) arising in connection with their responsibilities under the ESPP.

Application of Funds

The proceeds received by the Company from the sale of common stock pursuant to options granted under the ESPP may be used for any corporate purposes, and the Company is not be obligated to segregate participating employees’ payroll deductions.

Changes of Common Stock

If the Company should subdivide or reclassify the common stock, or should declare thereon any dividend payable in shares of such common stock, or should take any other action of a similar nature affecting such common stock, then the number and class of shares of common stock which may thereafter be optioned (in the aggregate and to any individual participating employee) shall be adjusted accordingly.

Merger or Consolidation

If the Company should merge into or consolidate with another corporation, the Board of Directors may, at its election, either (i) terminate the ESPP and refund without interest the entire balance of each participant’s deductions, or (ii) entitle each participant to receive on the offering termination date upon the exercise of such option for each share of common stock as to which such option shall be exercised the securities or property to which a holder of one share of the common stock was entitled upon and at the time of such merger or consolidation. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

Federal Income Tax Consequences

The following summarizes certain United States federal income tax considerations for employees participating in the ESPP and certain tax effects to the Company. This summary, however, does not address every situation that may result in taxation. For example, it does not discuss foreign, state, or local taxes, or any of the tax implications arising from a participant’s death. This summary is not intended as a substitute for careful tax planning, and each employee is urged to consult with and rely on his or her own advisors with respect to the possible tax consequences (federal, state, local and foreign) of exercising his or her rights under the ESPP.

The amounts deducted from an employee’s pay under the ESPP will be included in the employee’s compensation subject to United States federal income tax, and the Company will withhold taxes on these amounts. Generally, the employee will not recognize any additional income at the time options are granted pursuant to the ESPP or at the time the employee purchases shares under the ESPP.

If the employee disposes of shares purchased pursuant to the ESPP within two years after the first business day of the offering period in which the employee acquired such shares, the employee will recognize ordinary compensation income (i.e., not capital gain income) at the time of such disposition in an amount equal to the excess, of the fair market value of the shares on the day the shares were purchased over the amount the employee paid for the shares. In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the employee’s tax basis in the shares (generally, the fair market value of the shares on the day of purchase). Capital gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the employee’s holding period for the shares exceeds one year. The holding period for determining whether the gain or loss realized is short or long term will not begin until the employee is deemed to have purchased shares under the ESPP.

If the employee disposes of shares purchased pursuant to the ESPP more than two years after the first business day of the offering period in which the employee acquired the shares, the employee will recognize ordinary compensation income at the time of such disposition in an amount equal to the lesser of:

(a) the excess, if any, of the fair market value of the shares at the time of disposition over the amount the employee paid for the shares; or

(b) 15% of the fair market value of the shares measured as of the first business day of the offering period in which the shares were purchased.

In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee’s tax basis in the shares. Capital gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the employee’s holding period for the shares exceeds one year and otherwise will be short-term capital gain or loss.

If the employee disposes of shares purchased pursuant to the ESPP within two years after the first business day of the offering period in which such shares were purchased, the Company generally will be entitled to a deduction for United States federal income tax purposes in an amount equal to the ordinary compensation income recognized by the employee as a result of such disposition. If the employee disposes of shares purchased pursuant to the ESPP more than two years after the first business day of the offering period in which the employee acquired the shares, the Company will not be entitled to any deduction for United States federal income tax purposes with respect to the options or the shares issued upon their exercise.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL
OF THE AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending October 3, 2008 (“fiscal year 2008”), and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP was the independent registered public accounting firm for the Company for the fiscal year ended September 28, 2007, and has been the independent registered public accounting firm for the Company’s predecessor, Alpha Industries, Inc., since 1975. We are asking the stockholders to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2008.

Representatives of KPMG LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s by-laws or other applicable legal requirements. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and stockholders’ best interests.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE SELECTION OF KPMG LLP
AS THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM OF THE COMPANY

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Skyworks’ Board of Directors is responsible for providing independent, objective oversight of Skyworks’ accounting functions and internal controls. The Audit Committee is composed of five directors, each of whom is independent within the meaning of applicable NASDAQ Rules. The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s internal control and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of Skyworks’ consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report concerning such financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and representatives of KPMG LLP, the Company’s independent registered public accounting firm, and reviewed and discussed the audited financial statements for the year ended September 28, 2007 results of the internal and external audit examinations, evaluations of the Company’s internal controls and the overall quality of Skyworks’ financial reporting. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement of Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee also received written disclosures and a letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm such firm’s independence vis-à-vis the Company.

Based upon the Audit Committee’s review and discussions described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended September 28, 2007, as filed with the SEC.

The Audit Committee

Kevin L. Beebe
Balakrishnan S. Iyer
David P. McGlade
David J. McLachlan, Chairman
Robert A. Schriesheim

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

AUDIT FEES

KPMG LLP provided audit services to the Company consisting of the annual audit of the Company’s 2007 consolidated financial statements contained in the Company’s Annual Report on Form 10-K and reviews of the financial statements contained in the Company’s Quarterly Reports on Form 10-Q for fiscal year 2007. The following table summarizes the fees of KPMG LLP billed to the Company for the last two fiscal years.

	Fiscal Year		Fiscal Year
Fee Category	2007	% of Total	2006	% of Total

Audit Fees-Financial Statement Audit	$809,000	57%	$811,000	61%
Audit Fees-Section 404 of Sarbanes-Oxley	486,000	34%	493,000	37%

Total Audit Fees(1)	$1,295,000	91%	$1,304,000	98%
Audit-Related Fees(2)	86,000	6%	8,000	0%
Tax Fees(3)	46,000	3%	26,000	2%
All Other Fees(4)	2,000	0%	2,000	0%

Total Fees	$1,429,000	100%	$1,340,000	100%

(1)	Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. Fiscal year 2006 and fiscal year 2007 audit fees also included fees for services incurred in connection with rendering an opinion under Section 404 of the Sarbanes Oxley Act.

(2)	Audit related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to registration statement filings for financing activities and consultations concerning financial accounting and reporting standards.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation or review of original and amended tax returns, claims for refunds and tax payment-planning services, accounted for $46,000 and $26,000 of the total tax fees for fiscal year 2007 and 2006, respectively. Tax advice and tax planning services relate to assistance with tax audits.

(4)	All other fees for fiscal year 2007 and 2006 consist of licenses for accounting research software.

In 2003, the Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent registered public accounting firm, KPMG LLP. The policy requires that all services to be provided by KPMG LLP, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by KPMG LLP during fiscal 2007 and fiscal 2006.

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that follows with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2008 annual meeting of stockholders.

The Compensation Committee

Kevin L. Beebe
Timothy R. Furey, Chairman
David P. McGlade
Robert A. Schriesheim

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Who Sets Compensation for Senior Executives?

The Compensation Committee, which is comprised solely of independent directors within the meaning of applicable NASDAQ Rules, outside directors within the meaning of Section 162 of the IRC and non-employee directors within the meaning of Rule 16b-3 under the Exchange Act, is responsible for determining all components, and amounts, of compensation to be paid to the Company’s Chief Executive Officer, our Chief Financial Officer and each of the Company’s other executive officers, as well as any other officers or employees who report directly to the Chief Executive Officer.

This Compensation Discussion and Analysis section discusses the compensation policies and programs for our Chief Executive Officer, our current Chief Financial Officer, our former Chief Financial Officer and our three next most highly paid executive officers as determined under the rules of the SEC. We refer to this group of executive officers as our “Named Executive Officers.”

What are the Objectives of Our Compensation Program?

The objectives of our executive compensation program are to attract, retain and motivate highly qualified executives to operate our business, and to link the compensation of those executives to improvements in the Company’s financial performance and increases in stockholder value. Accordingly, the Compensation Committee’s goals in establishing our executive compensation program include:

(1) ensuring that our executive compensation program is competitive with a group of companies in the semiconductor industry with which we compete for executive talent;

(2) providing a base salary that serves as the foundation of a compensation package that attracts and retains the executive talent needed to obtain our business objectives;

(3) providing short-term variable cash compensation that motivates executives and rewards them for achieving financial performance targets;

(4) providing long-term stock-based compensation that aligns the interest of our executives with stockholders and rewards them for increases in stockholder value; and

(5) ensuring that our executive compensation program is perceived as fundamentally fair to all of our employees.

How Do We Determine the Components and Amount of Compensation to Pay?

The Compensation Committee sets compensation for the Named Executive Officers, including salary, short-term cash incentives and long-term stock-based awards, at levels generally intended to be competitive with the compensation of comparable executives in semiconductor companies with which the Company competes for executive talent.

Retention of Compensation Consultant

The Compensation Committee has engaged Aon/Radford Consulting to assist the Compensation Committee in determining the components and amount of executive compensation. The consultant reports directly to the Compensation Committee, through its chairperson, and the Compensation Committee retains the right to terminate or replace the consultant at any time. The consultant advises the Compensation Committee on such compensation matters as are requested by the Compensation Committee. The Compensation Committee considers the consultant’s advice on such matters in addition to any other information or factors it considers relevant in making its compensation determinations.

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

Role of Chief Executive Officer

The Compensation Committee also considered the recommendations of the Chief Executive Officer regarding the compensation of each of his direct reports, including the other Named Executive Officers. These recommendations included an assessment of each individual’s responsibilities, experience, individual performance and contribution to the Company’s performance, and also generally took into account internal factors such as historical compensation and level in the organization, in addition to external factors such as the current environment for attracting and retaining executives.

Establishment of Comparator Group Data

In determining compensation for each of the Named Executive Officers, the committee utilizes “Comparator Group” data for each position. For fiscal year 2007, the Compensation Committee approved Comparator Group data consisting of a 50/50 blend of (i) Aon/Radford survey data of 88 semiconductor companies1 and (ii) the public “peer” group data for 16 publicly-traded semiconductor companies with which the Company competes for executive talent:

*Agere Systems *Anadigics *Analog Devices *Broadcom	*Cypress Semiconductor *Fairchild Semiconductor *Integrated Device Technology *Intersil	*Linear Technology *LSI Logic *Maxim Integrated Products *National Semiconductor	*ON Semiconductor *RF Micro Devices *Silicon Laboratories *TriQuint Semiconductor

Utilization of Comparator Group Data

The Compensation Committee annually compares the components and amounts of compensation that we provide to our Chief Executive Officer and other Named Executive Officers with the components and amounts of compensation provided to their counterparts in the Comparator Group and uses this comparison data as a guideline in its review and determination of base salaries, short-term cash incentives and long-term stock-based compensation awards. In addition, in setting fiscal year 2007 compensation, the Compensation Committee sought and received input from its consultant regarding the base salaries for the Chief Executive Officer and each of his direct reports, the award levels and performance targets relating to the short-term cash incentive program for executive officers, and the individual stock-based compensation awards for executive officers, as well as the related vesting schedules.

After reviewing the data and considering the input, the Compensation Committee established a base salary, short-term cash incentive target and long-term stock-based compensation award for each Named Executive Officer. In establishing individual compensation, the Compensation Committee also considered the input of the Chief Executive Officer, as well as the individual experience and performance of the executive. In determining the compensation of our Chief Executive Officer, our Compensation Committee focused on (i) competitive levels of compensation for chief executive officers who are leading a company of similar size and complexity, (ii) the importance of retaining a chief executive officer with the strategic, financial and leadership skills to ensure our continued growth and success and (iii) the Chief Executive Officer’s role relative to other Named Executive Officers and the considerable length of his 13-year service to the Company. Aon/Radford advised the Compensation Committee that the base salary, annual performance targets and short-term cash incentive target opportunity, and equity-based compensation for 2007 were competitive for chief executive officers in the sector. The Chief Executive Officer was not present during voting or deliberations of the Compensation Committee concerning

1 Where sufficient data was not available in the semiconductor survey data — for example, for a VP/General Manager position — the Comparator Group data reflected survey data regarding high-technology companies, which included a larger survey sample. Semiconductor companies included in the survey had average annual revenue of approximately $1 billion, whereas the high-technology companies included in the survey were segregated based on the annual revenue of the general manager’s business unit.

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

his compensation. As stated above, however, the Compensation Committee did consider the recommendations of the Chief Executive Officer regarding the compensation of all of his direct reports, including the other Named Executive Officers.

What are the Components of Executive Compensation?

The key elements of compensation for our Named Executive Officers are base salary, short-term cash incentives, long-term stock-based incentives, 401(k) plan retirement benefits, medical and insurance benefits. Consistent with our objective of ensuring executive compensation is perceived as fair to all employees, the Named Executive Officers do not receive any retirement benefits beyond those generally available to our full-time employees, and we do not provide medical or insurance benefits to Named Executive Officers that are significantly different from those offered to other full-time employees.

Base Salary

Base salaries provide our executive officers with a degree of financial certainty and stability. The Compensation Committee determines a competitive base salary for each executive officer using the Comparator Group data and input provided by its consultant. Based on these factors, base salaries of the Named Executive Officers were generally targeted at the Comparator Group median, and in certain instances were targeted closer to the 75th percentile based on role, responsibility, performance and length of service. After considering all these factors, the only base salary adjustment made for a Named Executive Officer for fiscal year 2007 was for the Vice President and General Manager, Linear Products, who received a 5% base salary increase.

Short-Term Cash Incentives

Our short-term cash incentive compensation plan for executive officers is established annually by the Compensation Committee. For fiscal year 2007, the Compensation Committee adopted the 2007 Executive Incentive Plan (the “Incentive Plan”). The Incentive Plan established short-term cash incentive awards that could be earned semi-annually by certain officers of the Company, including the Named Executive Officers, based on the Company’s achievement of certain corporate performance metrics established on a semi-annual basis. Short-term cash incentives are intended to motivate and reward executives by tying a significant portion of their total cash compensation to the Company’s achievement of pre-established performance metrics that are generally short-term (i.e., less than one year). In establishing the short-term cash incentive plan, the Compensation Committee first determined a competitive short-term cash incentive target for each Named Executive Officer based on the Comparator Group data, and then set threshold, target and maximum cash incentive payment levels. At the target payout level, Skyworks’ short-term cash incentive was designed to result in a cash incentive payout equal to the median of the Comparator Group, while a maximum incentive payout for exceeding the corporate performance metrics would result in a payout above the median of the Comparator Group, and a threshold payout for meeting the minimal corporate performance metrics would result in a payout below the median. The following is the cash incentive payment levels the Named Executive Officers could earn in fiscal year 2007 (shown as a percentage of base salary), depending on the Company’s achievement of the performance metrics. Actual performance between the threshold and the target metrics or between the target and maximum metrics was determined based on linear sliding scale.

	Threshold	Target	Maximum

Chief Executive Officer	30%	100%	200%
Other Named Executive Officers	20%	60%	120%

For fiscal year 2007, in establishing the Incentive Plan, the Compensation Committee considered the fact that our primary corporate goal was to increase revenue in excess of the market growth rate by gaining market share, while at the same time leveraging our fixed cost structure to generate higher earnings. Our primary objective in the first half of fiscal year 2007 was to improve our cost structure by successfully implementing and executing the restructuring plan that was announced publicly early in the fiscal year. Our primary objective in the second half of the year was to leverage our improved cost structure by increasing revenue through market share gains and the successful ramping of new product programs. Consequently, for fiscal year 2007, the Compensation Committee

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

split the Incentive Plan into two six month performance periods, with the first half performance metrics focused on achieving specified non-GAAP operating income and non-GAAP operating margin targets and a Six Sigma quality metric.

For the first half of the year, each of the non-GAAP operating income and non-GAAP operating margin metrics was given a weighting of 45%, and the remaining 10% was tied to achieving the quality metric. Because the Company exceeded each of its target performance metrics for the first half of the year, the Chief Executive Officer earned a first half incentive award equal to approximately 75% of his annual base salary and each of the other Named Executive Officers earned a first half incentive award equal to approximately 45% of his respective annual base salary. In accordance with the provisions of the Incentive Plan, cash incentive payments for the first six month performance period were capped at 80% of the award earned, with 20% of the award earned held back until the end of the fiscal year to ensure sustained financial performance. The amount held back was subsequently paid after the end of the fiscal year as the Company sustained its financial performance throughout fiscal year 2007.

For the second half of fiscal year 2007, the Committee established performance metrics based on achieving specified revenue, non-GAAP operating income, non-GAAP operating margin and non-GAAP gross margin targets and a Six Sigma quality metric.

The weighting of the different metrics for the second half of fiscal year 2007 is set forth as follows.

		Non-GAAP	Non-GAAP	Non-GAAP
		Operating	Operating	Gross
	Revenue	Income $	Income %	Margin %	Quality

President and Chief Executive Officer Vice President and Chief Financial Officer	30%	30%	30%	0%	10%
Vice President and General Manager, Linear Products	40% (based on Linear Products revenue)	30%	20%	0%	10%
Executive Vice President and General Manager, Front-End Solutions	40% (based on Front-End Solutions revenue)	30%	20%	0%	10%
Senior Vice President, Sales and Marketing	30%	30%	0%	30%	10%

In determining the weightings among the Named Executive Officers, the Compensation Committee’s goal was to align the incentive compensation of each Named Executive Officer with the performance metrics such executive could most impact. For instance, the performance metrics for the Chief Executive Officer and Chief Financial Officer were designed to focus such executives on improving the Company’s competitive position and achieving profitable growth overall. The performance metrics for Vice President and General Manager, Linear Products and Executive Vice President and General Manager, Front-End Solutions were designed to focus such executives on their respective business unit revenue (ramping of their respective products), and the performance metrics for the Senior Vice President, Sales and Marketing were designed to focus such executive on increasing overall corporate revenue while at the same time increasing gross margin.

In the second half of the year, the Company met or exceeded its target non-GAAP operating income, non-GAAP operating margin, non-GAAP gross margin and quality metrics, and exceeded its threshold revenue metric. Accordingly, the Chief Executive Officer earned a second half incentive award equal to approximately 50% of his annual base salary, and the other Named Executive Officers earned second half incentive awards ranging from approximately 26% to 38% of their respective annual base salaries.

For the full fiscal year, the total payments under the Incentive Plan to the Chief Executive Officer, the current Chief Financial Officer, the former Chief Financial Officer, the Executive Vice President and General Manager,

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

Front-End Solutions, the Vice President and General Manager, Linear Products, and Senior Vice President, Sales and Marketing were approximately 125%, 75%, 75%, 72%, 84% and 81% of their respective annual base salaries.

The target financial performance metrics established by the Compensation Committee under the Incentive Plan are based on our historical operating results and growth rates as well as our expected future results, and are designed to require significant effort and operational success on the part of our executives and the Company. The maximum financial performance metrics established by the Committee have historically been difficult to achieve and are designed to represent outstanding performance that the Committee believes should be rewarded. The Compensation Committee retains the discretion, based on the recommendation of the Chief Executive Officer, to make payments even if the threshold performance metrics are not met or to make payments in excess of the maximum level if the Company’s performance exceeds the maximum metrics. The Compensation Committee believes it is appropriate to retain this discretion in order to make short term cash incentive awards in extraordinary circumstances. No such discretion was exercised under the Incentive Plan for fiscal year 2007.

Long-Term Stock-Based Compensation

The Compensation Committee makes stock-based compensation awards to executive officers on an annual basis. Stock-based compensation awards are intended to align the interests of our executive officers with stockholders, and reward them for increases in stockholder value over long periods of time (i.e., greater than one year). It is the Company’s practice to make stock-based compensation awards to executive officers in November of each year at a pre-scheduled Compensation Committee meeting. For fiscal year 2007, the Compensation Committee made awards to executive officers, including certain Named Executive Officers, on November 7, 2006, at a regularly scheduled Compensation Committee meeting. Stock options awarded to executive officers at the meeting had an exercise price equal to the closing price of the Company’s common stock on the meeting date.

In making stock-based compensation awards to certain executive officers for fiscal year 2007, the Compensation Committee first reviewed the Comparator Group data to determine the percentage of the outstanding number of shares that are typically used for employee compensation programs (i.e., “burn rate” and “overhang”). The Compensation Committee then set the number of Skyworks shares of common stock that would be made available for executive officer awards at approximately the median of the Comparator Group based on the business need, internal and external circumstances and ISS guidelines. The Compensation Committee then reviewed the Comparator Group by executive position to determine the allocation of the available shares among the executive officers. The Compensation Committee then attributed a long-term equity-based compensation value to each executive officer. One-half of that value was converted to a number of stock options using an estimated Black-Scholes value, and the remaining half was converted to a number of restricted stock awards based on the fair market value of the common stock. The Compensation Committee’s rationale for awarding restricted shares included providing an award that would have a fixed monetary value for retention purposes, while at the same time providing an incentive to the executive management team towards the common goal of increasing stockholder value.2

Other Compensation and Benefits

We also provide other benefits to our executive officers that are intended to be part of a competitive overall compensation program and are not tied to any company performance criteria. Consistent with the Compensation Committee’s goal of ensuring that executive compensation is perceived as fair to all stakeholders, the Company offers medical plans, dental plans, vision plans, life insurance plans and disability insurance plans to executive officers under the same terms as such benefits are offered to all other employees. Additionally, executive officers are permitted to participate in the Company’s 401(k) Savings and Investment Plan and Employee Stock Purchase Plan under the same terms as all other employees. The Company does not provide executive officers with any enhanced retirement benefits (i.e., executive officers are subject to the same limits on contributions as other employees, as we do not offer any SERP or other similar non-qualified deferred compensation plan), and they are eligible for 401(k) company-match contributions under the same terms as other employees.

2 The restricted stock granted in November 2006 contained both performance and service vesting conditions as described in footnote 2 of the “Grant of Plan-Based Awards Table” below.

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

Although certain Named Executive Officers were historically provided an opportunity to participate in the Company’s Executive Compensation Plan (the “Executive Compensation Plan”) — an unfunded, non-qualified deferred compensation plan, under which participants were allowed to defer a portion of their compensation — as a result of deferred compensation legislation under Section 409A of the IRC, effective December 31, 2005, the Company no longer permits employees to make contributions to the plan. Although the Company had discretion to make additional contributions to the accounts of participants while the Executive Compensation Plan was active, it never did so.

Severance and Change of Control Benefits

None of our executive officers, including the Named Executive Officers, has an employment agreement that provides a specific term of employment with the Company. Accordingly, the employment of any such employee may be terminated at any time. We do provide certain benefits to our Named Executive Officers upon certain qualifying terminations and in connection with terminations under certain circumstances following a change of control. A description of the material terms of our severance and change of control arrangements with the Named Executive Officers can be found under the “Potential Payments Upon Termination or Change of Control — Severance/Change of Control Agreements” section of the Proxy Statement.

The Company believes that severance protections can play a valuable role in recruiting and retaining superior talent. Severance and other termination benefits are an effective way to offer executives financial security to incent them to forego an opportunity with another company. These agreements also protect the Company as the Named Executive Officers are bound by restrictive non-compete and non-solicit covenants for two years after termination of employment. Outside of the change in control context, severance benefits are payable to the Named Executive Officers if their employment is involuntarily terminated by the Company without cause, or if a Named Executive Officer terminates his own employment for a good reason (as defined in the agreement). In addition, provided he forfeits certain equity awards and agrees to serve on the Company’s Board of Directors for a minimum of two (2) years, the Chief Executive Officer is entitled to certain severance benefits upon termination of his employment for any reason on or after January 1, 2010. The Compensation Committee believes that this provision facilitates his retention with the Company. The level of each Named Executive Officer’s severance or other termination benefits is generally tied to his respective annual base salary and targeted short term cash incentive opportunity (or past short term cash incentive earned).

Additionally, the Named Executive Officers would receive enhanced severance and other benefits if their employment terminated under certain circumstances in connection with a change in control of the Company which benefits are described in detail under the “Potential Payments Upon Termination or Change of Control — Severance/Change of Control Agreements” section of the Proxy Statement below. The Named Executive Officers are also entitled to receive a tax gross-up payment (with a $500,000 cap for Named Executive Officers other than the Chief Executive Officer) if they become subject to the 20% golden parachute excise tax imposed by Section 280G of the IRC, as the Company believes that the executives should be able to receive their contractual rights to severance without being subject to punitive excise taxes. The Company further believes these enhanced severance benefits are appropriate because the occurrence, or potential occurrence, of a change in control transaction would likely create uncertainty regarding the continued employment of each Named Executive Officer, and these enhanced severance protections encourage the Named Executive Officers to remain employed with the Company through the change in control process and to focus on enhancing stockholder value both before and during the change in control process.

Lastly, each Named Executive Officer’s outstanding unvested stock options and restricted stock awards fully vest upon the occurrence of a change in control. The Company believes this accelerated vesting is appropriate given the importance of long-term equity awards in our executive compensation program and the uncertainty regarding the continued employment of Named Executive Officers that typically occurs in a change in control context. The Company’s view is that this vesting protection helps assure the Named Executive Officers that they will not lose the expected value of their options and restricted stock awards because of a change in control of the Company.

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

Compensation Tables for Named Executive Officers

Summary Compensation Table

The following table summarizes certain compensation earned by, or awarded or paid to, our Named Executive Officers for fiscal year 2007.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
				Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)(3)	($)(3)	($)(4)	($)(5)	($)

David J. Aldrich	2007	$552,000	$0	$837,318	$719,233	$691,276	$11,838	$2,811,666
President and Chief Executive Officer
Allan M. Kline(1)	2007	$345,000	$0	$100,851	$567,613	$259,229	$12,564	$1,285,257
Former Vice President and Chief Financial Officer
Gregory L. Waters	2007	$353,000	$0	$240,198	$325,824	$252,715	$9,810	$1,181,547
Executive Vice President and General Manager, Front-End Solutions
Stanley A. Swearingen, Jr.	2007	$293,384	$0	$153,520	$462,410	$245,818	$7,617	$1,162,749
Vice President and General Manager, Linear Products
Liam K. Griffin	2007	$318,000	$0	$201,410	$189,483	$256,603	$94,030	$1,059,526
Senior Vice President, Sales and Marketing
Donald W. Palette(2)	2007	$34,615	$0	$5,005	$18,507	$56,354	$340	$114,821
Vice President and Chief Financial Officer

(1)	Mr. Kline resigned his position as an executive officer of the Company on August 20, 2007, and he remained as a non-executive employee until November 20, 2007. Amounts included reflect compensation earned or otherwise awarded to Mr. Kline through the end of fiscal 2007.

(2)	Mr. Palette was hired as Chief Financial Officer effective August 20, 2007 at an annual salary of $300,000. In addition, he was guaranteed a short-term cash incentive payment for fiscal year 2007 equal to 25% of the incentive payout he would have received under the Incentive Plan had he been employed for the entire fiscal year.

(3)	The aggregate dollar amount of the expense recognized in fiscal 2007 for outstanding stock and options was determined in accordance with the provisions of FAS 123(R), but without regard to any estimated forfeitures related to service-based vesting provisions. For a description of the assumptions used in calculating the fair value of equity awards under FAS 123(R), see Note 9 of the Company’s financial statements in the Annual Report for the year ended September 28, 2007.

(4)	Reflects amounts paid to the Named Executive Officers pursuant to the Incentive Plan

(5)	“All Other Compensation” includes the Company’s contributions to each Named Executive Officer’s 401(k) plan account and the cost of group term life insurance premiums. Mr. Griffin’s amount includes subsidized mortgage and miscellaneous relocation expenses of $82,709.

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

Grants of Plan-Based Awards Table

The following table summarizes all grants of plan-based awards made to the Named Executive Officers in fiscal year 2007, including cash incentive awards payable under our Fiscal Year 2007 Executive Incentive Plan.

						All Other	All Other			Grant
						Stock	Option	Exercise		Date
						Awards:	Awards:	or	Closing	Fair
			Possible Payouts Under			Number	Number of	Base	Price	Value
			Non-Equity Incentive			of Shares	Securities	Price of	on	of Stock
			Plan Awards(1)			of Stock	Underlying	Option	Grant	and
	Grant	Approval	Threshold	Target	Maximum	or Units	Options	Awards	Date	Option
Name	Date	Date	($)	($)	($)	(#)(2)	(#)(3)	($ / Sh)	($ / Sh)	Awards

David J. Aldrich	11/7/2006	11/7/2006	$165,600	$552,000	$1,104,000	150,000	250,000	$6.73	$6.73	$1,715,182
President and Chief Executive Officer
Allan M. Kline	N/A	N/A	$69,000	$207,000	$414,000	0	0	N/A	N/A	N/A
Former Vice President and Chief Financial Officer
Gregory L. Waters	11/7/2006	11/7/2006	$70,600	$211,800	$423,600	37,500	75,000	$6.73	$6.73	$466,603
Executive Vice President and General Manager, Front-End Solutions
Stanley A. Swearingen, Jr.	11/7/2006	11/7/2006	$59,000	$177,000	$354,000	32,500	65,000	$6.73	$6.73	$404,390
Vice President and General Manager, Linear Products
Liam K. Griffin	11/7/2006	11/7/2006	$63,600	$190,800	$381,600	37,500	75,000	$6.73	$6.73	$466,603
Senior Vice President, Sales and Marketing
Donald W. Palette	8/20/2007	8/20/2007	$15,000	$45,000	$90,000	25,000	200,000	$7.50	$7.50	$845,171
Vice President and Chief Financial Officer(4)

(1)	Actual performance between the Threshold and Target metrics are paid on a linear sliding scale beginning at the Threshold percentage and moving up to the Target percentage. The same linear scale applies for performance between Target and Maximum metrics. The amounts actually paid to the Named Executive Officers under the Incentive Plan are shown above in the Summary Compensation Table under Non-Equity Incentive Plan Compensation.

(2)	Other than Mr. Palette’s August 20, 2007 restricted stock grant, which was a new hire grant that vests 25% per year over four years, the other Named Executive Officers were granted shares of restricted stock on November 7, 2006 with performance and service vesting conditions. The performance condition allows for accelerated vesting of the award as of the first anniversary, second anniversary and, if not previously accelerated, the third anniversary of the grant date. Specifically, if the Company’s stock performance meets or exceeds the 60th percentile of its selected peer group for the years ended on each of the first three anniversaries of the grant date, then one-third of the award vests upon each anniversary (up to 100%). If the restricted stock recipient meets the service condition but not the performance condition in years one, two, three and four, the restricted stock would vest in three equal installments on the second, third and fourth anniversaries of the grant date. The Company calculated a derived service period of approximately three years using a Monte-Carlo simulation to simulate a range of possible future stock prices for the Company and the members of the Company’s selected peer group. In November 2007, the first one-third of the restricted stock vested as the Company’s stock performance exceeded the 60th percentile of the peer group.

(3)	The options vest over four years at a rate of 25% per year commencing one year after the date of grant, provided the holder of the option remains employed by the Company. Options may not be exercised beyond three months after the holder ceases to be employed by the Company, except in the event of termination by reason of death or permanent disability, in which event the option may be exercised for specific periods not exceeding one year following termination.

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

(4)	Mr. Palette was hired as Chief Financial Officer effective August 20, 2007. He was guaranteed a short-term cash incentive payment for fiscal year 2007 equal to 25% of the incentive payout he would have received under the Incentive Plan had he been employed for the entire fiscal year. Mr. Palette’s option and stock awards vest as to 25% per year over four years.

Outstanding Equity Awards at Fiscal Year End Table

The following table summarizes the unvested stock awards and all stock options held by the Named Executive Officers as of September 28, 2007.

							Stock Awards
									Equity	Equity
									Incentive	Incentive
	Option Awards								Plan	Plan
				Equity					Awards:	Awards:
				Incentive					Number of	Market or
				Plan			Number	Market	Unearned	Payout Value
				Awards:			of Shares	Value of	Shares,	of Unearned
	Number of	Number of		Number of			or Units	Shares or	Units	Shares,
	Securities	Securities		Securities			of Stock	Units of	or Other	Units
	Underlying	Underlying		Underlying			That	Stock	Rights	or Other
	Unexercised	Unexercised		Unexercised	Option		Have	That	That	Rights That
	Options	Options		Unearned	Exercise	Option	Not	Have Not	Have Not	Have Not
	(#)	(#)		Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)(1)	(#)	($)

David J. Aldrich	30,000	0		0	$3.792	9/14/08	262,686 (2)	$2,374,681	0	$0
President and Chief	67,000	0		0	$16.359	4/27/09
Executive Officer	13,000	0		0	$16.359	4/27/09
	40,000	0		0	$27.282	9/13/09
	75,000	0		0	$44.688	4/26/10
	75,000	0		0	$28.938	10/6/10
	160,000	0		0	$13.563	4/4/11
	175,000	0		0	$12.650	4/25/12
	300,000	0		0	$4.990	6/26/12
	500,000	0		0	$9.180	1/7/14
	137,128	137,126	(3)	0	$8.930	11/10/14
	62,500	187,500	(4)	0	$4.990	11/8/12
	0	250,000	(5)	0	$6.730	11/7/13
Allan M. Kline	210,000	70,000	(6)	0	$9.000	1/2/14	23,867 (2)	$215,758	0	$0
Former Vice President	32,266	32,264	(3)	0	$8.930	11/10/14
and Chief Financial Officer(10)	15,000	45,000	(4)	0	$4.990	11/8/12
Gregory L. Waters	225,000	0		0	$5.320	4/17/13	71,367 (2)	$645,158	0	$0
Executive Vice President	100,000	0		0	$9.180	1/7/14
and General Manager,	32,266	32,264	(3)	0	$8.930	11/10/14
Front-End Solutions	25,000	75,000	(4)	0	$4.990	11/8/12
	0	75,000	(5)	0	$6.730	11/7/13
Stanley A. Swearingen, Jr.	187,500	62,500	(7)	0	$7.550	8/9/14	47,500 (2)	$429,400	0	$0
Vice President and	15,000	15,000	(3)	0	$8.930	11/10/14
General Manager,	15,000	45,000	(4)	0	$4.990	11/8/12
Linear Products	0	65,000	(5)	0	$6.730	11/7/13
Liam K. Griffin	100,000	0		0	$24.780	9/7/11	63,867 (2)	$577,358	0	$0
Senior Vice President,	50,000	0		0	$12.650	4/25/12
Sales and Marketing	50,000	0		0	$4.990	6/26/12
	110,000	0		0	$9.180	1/7/14
	32,266	32,264	(3)	0	$8.930	11/10/14
	17,500	52,500	(4)	0	$4.990	11/8/12
	0	75,000	(5)	0	$6.730	11/7/13
Donald W. Palette	0	200,000	(8)	0	$7.50	8/20/14	25,000 (9)	$226,000	0	$0
Vice President and
Chief Financial Officer

(1)	Assumes a price of $9.04 per share, the fair market value on September 28, 2007.

(2)	Other than Mr. Palette’s restricted stock grant, which was awarded August 20, 2007 as part of a new hire grant package and vests 25% per year over 4 years, unvested restricted shares are comprised of 100% of the November 7, 2006 grant, 50% of November 8, 2005 grant and 50% of May 10, 2005 grant. Fifty-percent (50%) of the November 8, 2005 grant vested in November 2006 as a result of a performance accelerator

SKYWORKS SOLUTIONS, INC. PROXY STATEMENT 43

triggered as the Company exceeded the 60th percentile of it peers on the basis of stock performance. The May 10, 2005 grant vests 25% per year over 4 years.

The restricted stock award granted on November 7, 2006 has both performance and service based vesting conditions. The performance condition allows for accelerated vesting of the award as of the first anniversary, second anniversary and, if not previously accelerated, the third anniversary of the grant date. Specifically, if the Company’s stock performance meets or exceeds the 60th percentile of its selected peer group for the years ended on each of the first three anniversaries of the grant date, then one-third of the award vests upon each anniversary (up to 100%). If the restricted stock recipient meets the service condition but not the performance condition in years one, two, three and four, the restricted stock would vest in three equal installments on the second, third and fourth anniversaries of the grant date. In November 2007, the first one-third of the restricted stock vested since the Company’s stock performance exceeded the 60th percentile of the peer group.

(3)	These options were granted on November 10, 2004 and vest at a rate of 25% per year until fully vested on November 10, 2008.

(4)	These options were granted on November 8, 2005 and vest at a rate of 25% per year until fully vested on November 8, 2009.

(5)	These options were granted on November 7, 2006 and vest at a rate of 25% per year until fully vested on November 7, 2010.

(6)	These options were granted on January 2, 2004 and vest at a rate of 25% per year until fully vested on January 2, 2008.

(7)	These options were granted on August 9, 2004 and vest at a rate of 25% per year until fully vested on August 9, 2008.

(8)	These options were granted on August 20, 2007 and vest at a rate of 25% per year until fully vested on August 20, 2011.

(9)	The unvested shares consist of a restricted stock award granted on August 20, 2007 that vests 25% a year for four years.

(10)	As Mr. Kline’s employment terminated on November 20, 2007, there has been no further vesting of his options since that date.

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

Option Exercises and Stock Vested Table

The following table summarizes the Named Executive Officers’ option exercises and stock award vesting during fiscal year 2007.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized	Acquired on	Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)(1)	($)(2)

David J. Aldrich	0	$0	93,843	$635,897
President and Chief Executive Officer
Allan M. Kline	0	$0	19,434	$131,811
Former Vice President and Chief Financial Officer
Gregory L. Waters	0	$0	29,434	$199,111
Executive Vice President and General Manager, Front-End Solutions
Stanley A. Swearingen, Jr.	0	$0	15,000	$100,950
Vice President and General Manager, Linear Products
Liam K. Griffin	0	$0	21,934	$148,636
Senior Vice President, Sales and Marketing
Donald W. Palette	0	$0	0	$0
Vice President and Chief Financial Officer

(1)	Includes restricted stock that vested on November 8, 2006 for Mr. Aldrich (75,000), Mr. Kline (15,000), Mr. Griffin (17,500), Mr. Waters (25,000) and Mr. Swearingen (15,000) and restricted stock that vested on May 10, 2007 for Mr. Aldrich (18,843), Mr. Kline (4,434), Mr. Griffin (4,434) and Mr. Waters (4,434).

(2)	Represents the aggregate fair market value of the stock awards on the applicable vesting dates.

Nonqualified Deferred Compensation Table

In prior fiscal years, certain executive officers were provided an opportunity to participate in the Company’s Executive Compensation Plan, an unfunded, non-qualified deferred compensation plan, under which participants were allowed to defer a portion of their compensation, as a result of deferred compensation legislation under Section 409A of the IRC. Effective December 31, 2005, the Company no longer permits employees to make contributions to the Executive Compensation Plan. Mr. Aldrich is the only Named Executive Officer that participated in the Executive Compensation Plan. Mr. Aldrich’s contributions are credited with earnings/losses based upon the performance of the investments he selects. Upon retirement, as defined, or other separation from service, or, if so elected, upon any earlier change in control of the Company, a participant is entitled to a payment of his or her vested account balance, either in a single lump sum or in annual installments, as elected in advance by the participant. Although the Company had discretion to make additional contributions to the accounts of participants while it was active, it never made any company contributions.

The following table summarizes the aggregate earnings in the fiscal year 2007 for Mr. Aldrich under the Executive Compensation Plan.

	Executive	Registrant	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance at
	in Last	in Last	in Last	Withdrawals /	Last Fiscal
	Fisca Year	Fiscal Year	Fiscal Year	Distributions	Year-End
Name	($)	($)	($)	($)	($)(1)

David J. Aldrich,
President and CEO	$0	$0	$139,581	$0	$864,447

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

(1)	Balance as of September 28, 2007. This amount is comprised of Mr. Aldrich’s individual contributions and the return generated from the investment of those contributions.

Potential Payments Upon Termination or Change of Control

Chief Executive Officer

In January 2008, the Company entered into an amended and restated Change of Control / Severance Agreement with Mr. David J. Aldrich (the “Aldrich Agreement”), the Company’s Chief Executive Officer. The Aldrich Agreement sets out severance benefits that become payable if, within two (2) years after a change of control, Mr. Aldrich either (i) is involuntarily terminated without cause or (ii) voluntarily terminates his employment. The severance benefits provided to Mr. Aldrich in such circumstances will consist of the following: (i) a payment equal to two and one-half (2 1/2) times the sum of (A) his annual base salary immediately prior to the change of control and (B) his annual short term cash incentive award (calculated as the greater of (x) the average short term cash incentive awards received for the three years prior to the year in which the change of control occurs or (y) the target annual short cash incentive award for the year in which the change of control occurs); (ii) all then outstanding stock options will remain exercisable for a period of thirty (30) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) continued medical benefits for a period of eighteen (18) months after the termination date. The foregoing payments are subject to a gross-up payment for any applicable excise taxes incurred under Section 4999 of the IRC. Additionally, in the event of a change of control, Mr. Aldrich’s Agreement provides for full acceleration of the vesting of all then outstanding stock options and restricted stock awards and partial acceleration of any outstanding performance share awards.

The Aldrich Agreement also sets out severance benefits outside of a change of control that become payable if, while employed by the Company, Mr. Aldrich either (i) is involuntarily terminated without cause or (ii) terminates his employment for good reason. The severance benefits provided to Mr. Aldrich under either of these circumstances will consist of the following: (i) a payment equal to two (2) times the sum of (A) his annual base salary immediately prior to such termination and (B) his annual short term cash incentive award (calculated as the greater of (x) the average short term cash incentive awards received for the three years prior to the year in which the termination occurs or (y) the target annual short cash incentive award for the year in which the termination occurs); and (ii) full acceleration of the vesting of all outstanding stock options and restricted stock awards, with such stock options to remain exercisable for a period of two (2) years after the termination date (but not beyond the expiration of their respective maximum terms), and, with respect to any performance share awards outstanding, shares subject to such award will be deemed earned to the extent any such shares would have been earned pursuant to the terms of such award as of the day prior to the date of such termination (without regard to any continued service requirement) (collectively, “Severance Benefits”). In the event of Mr. Aldrich’s death or disability, all outstanding stock options will vest in full and remain exercisable for a period of twelve (12) months following the termination of employment (but not beyond the expiration of their respective maximum terms).

In addition, the Aldrich Agreement provides that if Mr. Aldrich voluntarily terminates his employment after January 1, 2010, subject to certain notice requirements and his availability to continue to serve on the Board of Directors of the Company and as chairman of a committee thereof for up to two (2) years, he shall be entitled to the Severance Benefits; provided however, that all Company stock options, stock appreciation rights, restricted stock, and any other equity-based awards, which were both (a) granted to him in the eighteen (18) month period prior to such termination and (b) scheduled to vest more than two (2) years from the date of such termination, will be forfeited.

The Aldrich Agreement is intended to be compliant with Section 409A of the IRC and has a three (3) year term. Additionally, the Aldrich Agreement requires Mr. Aldrich to sign a release of claims in favor of the Company before he is eligible to receive any benefits under the agreement, and contains non-compete and non-solicitation provisions applicable to him while he is employed by the Company and for a period of twenty-four (24) months following the termination of his employment.

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

Other Named Executive Officers

In January 2008, the Company entered into new Change of Control / Severance Agreements with each of Liam K. Griffin, Donald W. Palette, Stanley A. Swearingen and Gregory L. Waters (the “COC Agreement”). Each COC Agreement sets out severance benefits that become payable if, within twelve (12) months after a change of control, the executive either (i) is involuntarily terminated without cause or (ii) terminates his employment for good reason. The severance benefits provided to the executive in such circumstances will consist of the following: (i) a payment equal to two (2) times the sum of (A) his annual base salary immediately prior to the change of control and (B) his annual short term cash incentive award (calculated as the greater of (x) the average short term cash incentive awards received for the three years prior to the year in which the change of control occurs or (y) the target annual short cash incentive award for the year in which the change of control occurs); (ii) all then outstanding stock options will remain exercisable for a period of eighteen (18) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) continued medical benefits for eighteen (18) months after the termination date. The foregoing payments are subject to a gross-up payment limited to a maximum of $500,000 for any applicable excise taxes incurred under Section 4999 of the IRC. Additionally, in the event of a change of control, each COC Agreement provides for full acceleration of the vesting of all then outstanding stock options and restricted stock awards and partial acceleration of any outstanding performance share awards.

Each COC Agreement also sets out severance benefits outside a change of control that become payable if, while employed by the Company, the executive is involuntarily terminated without cause. The severance benefits provided to the executive under such circumstance will consist of the following: (i) a payment equal to the sum of (x) his annual base salary and (y) any short term cash incentive award then due; and (ii) all then vested outstanding stock options will remain exercisable for a period of twelve (12) months after the termination date (but not beyond the expiration of their respective maximum terms). In the event the executive’s death or disability, all outstanding stock options will vest and remain exercisable for a period of twelve (12) months following the termination of employment (but not beyond the expiration of their respective maximum terms).

Each COC Agreement is intended to be compliant with Section 409A of the IRC and has an initial two (2) year term, which is thereafter renewable on an annual basis for up to five (5) additional years upon mutual agreement of the Company and the executive. Additionally, each COC Agreement requires that the executive sign a release of claims in favor of the Company before he is eligible to receive any benefits under the agreement, and contains non-compete and non-solicitation provisions applicable to the executive while he is employed by the Company and for a period of twenty-four (24) months following the termination of his employment.

The terms “change in control,” “cause,” and “good reason” are each defined in the above-referenced agreements. Change in control means, in summary: (i) the acquisition by a person or a group of 40% or more of the outstanding stock of Skyworks; (ii) a change, without Board of Directors approval, of a majority of the Board of Directors of Skyworks; (iii) the acquisition of Skyworks by means of a reorganization, merger, consolidation or asset sale; or (iv) the approval of a liquidation or dissolution of Skyworks. Cause means, in summary: (i) deliberate dishonesty that is significantly detrimental to the best interests of Skyworks; (ii) conduct constituting an act of moral turpitude; (iii) willful disloyalty or insubordination; or (iv) incompetent performance or substantial or continuing inattention to or neglect of duties. Good reason means, in summary: a material diminution in (i) base compensation or (ii) authority, duties or responsibility, (iii) a material change in office location, or (iv) any action or inaction constituting a material breach by Skyworks of the terms of the agreement.

The following table summarizes payments and benefits that would be made to the Named Executive Officers under their current change of control/severance agreements with the Company in the following circumstances as of September 28, 2007:

•	termination without cause or for good reason in the absence of a change of control;

•	termination without cause of for good reason after a change of control;

•	after a change of control not involving a termination of employment for good reason or for cause; and

•	in the event of termination of employment because of death or disability.

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

The following table does not reflect any equity awards made after September 28, 2007.

		Before	After
		Change in	Change in
		Control	Control
		Termination	Termination
		w/o Cause	w/o Cause
		or for	or for	Change in
		Good Reason	Good Reason	Control	Death	Disability
Name	Benefit	(2)	(2)	(2)	(2)	(2)

David J. Aldrich	Salary and Short-Term Cash Incentive(5)	$2,208,000	$2,760,000	$0	$0	$0
President and Chief	Accelerated Options	$1,351,959	$1,351,959	$1,351,959	$1,351,959	$1,351,959
Executive Officer(3)	Accelerated Restricted Stock	$2,374,681	$2,374,681	$2,374,681	$0	$0
	Medical	$0	$18,684	$0	$0	$0
	Excise Tax Gross-Up(4)	$0	$1,559,204	$0	$0	$0

	TOTAL	$5,934,640	$8,064,528	$3,726,640	$1,351,959	$1,351,959

Allan M. Kline (1)	Salary and Short-Term Cash Incentive(5)	$345,000	$0	$0	$0	$0
Former Vice President	Accelerated Options	$0	$0	$0	$0	$0
and Chief Financial Officer	Accelerated Restricted Stock	$0	$0	$0	$0	$0
	Medical	$14,047	$0	$0	$0	$0
	Excise Tax Gross-Up(4)	$0	$0	$0	$0	$0

	TOTAL	$359,047	$0	$0	$0	$0

Gregory L. Waters	Salary and Short-Term Cash Incentive(5)	$564,800	$1,129,600	$0	$0	$0
Executive Vice President	Accelerated Options	$0	$480,549	$480,549	$480,549	$480,549
and General Manager,	Accelerated Restricted Stock	$0	$645,158	$645,158	$0	$0
Front-End Solutions	Medical	$0	$21,071
	Excise Tax Gross-Up(4)	$0	$500,000	$0	$0	$0

	TOTAL	$564,800	$2,776,378	$1,125,707	$480,549	$480,549

Stanley A. Swearingen, Jr.	Salary and Short-Term Cash Incentive(5)	$472,000	$944,000	$0	$0	$0
Vice President and	Accelerated Options	$0	$520,300	$520,300	$520,300	$520,300
General Manager,	Accelerated Restricted Stock	$0	$429,400	$429,400	$0	$0
Linear Products	Medical	$0	$22,863	$0	$0	$0
	Excise Tax Gross-Up(4)	$0	$442,640	$0	$0	$0

	TOTAL	$472,000	$2,359,203	$949,700	$520,300	$520,300

Liam K. Griffin	Salary and Short-Term Cash Incentive(5)	$508,800	$1,017,600	$0	$0	$0
Senior Vice President	Accelerated Options	$0	$389,424	$389,424	$389,424	$389,424
Sales and Marketing	Accelerated Restricted Stock	$0	$577,358	$577,358	$0	$0
	Medical	$0	$21,071	$0	$0	$0
	Excise Tax Gross-Up(4)	$0	$450,539	$0	$0	$0

	TOTAL	$508,800	$2,455,992	$966,782	$389,424	$389,424

Donald W. Palette	Salary and Short-Term Cash Incentive(5)	$480,000	$960,000	$0	$0	$0
Vice President and	Accelerated Options	$0	$308,000	$308,000	$308,000	$308,000
Chief Financial Officer	Accelerated Restricted Stock	$0	$226,000	$226,000	$0	$0
	Medical	$0	$21,071	$0	$0	$0
	Excise Tax Gross-Up(4)	$0	$500,000	$0	$0	$0

	TOTAL	$480,000	$2,015,071	$534,000	$308,000	$308,000

(1)	Upon Mr. Kline’s termination from the Company on November 20, 2007, he received such payments and benefits pursuant to his Severance Agreement.

(2)	Assumes a price of $9.04 per share, based on the closing sale price of the Company’s common stock on the NASDAQ Global Select Market on September 28, 2007. Excludes Mr. Aldrich’s contributions to deferred compensation plan as there have been no employer contributions.

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

(3)	Good reason in change in control circumstances for Mr. Aldrich includes voluntarily terminating employment.

(4)	Other than Mr. Aldrich, other NEOs excise tax gross-up capped at $500,000.

(5)	Assumes a short-term cash incentive payment at target level, and does not include accrued PTO paid upon termination as required by law.

Director Compensation

Until May 2007, Directors who were not employees of the Company were paid, in quarterly installments, an annual retainer of $30,000, plus an additional $1,000 for each Board of Directors meeting attended in person or $500 for each Board of Directors meeting attended by telephone. The Chairman of the Board of Directors was paid an annual retainer of $45,000. Additional annual retainers were paid to the Chairman of the Audit Committee ($9,000); the Chairman of the Compensation Committee ($6,000); and the Chairman of the Nominating and Governance Committee ($2,500). In addition, Directors who served on Committees in roles other than as Chairman were annually paid $3,000 (Audit Committee); $2,000 (Compensation Committee); and $1,250 (Nominating and Corporate Governance Committee). In addition, each new non-employee director received an option to purchase 45,000 shares of common stock immediately following the earlier of the annual meeting of stockholders at which the director is first elected by the stockholders or following his initial appointment by the Board of Directors. Additionally, following each annual meeting of stockholders each non-employee director who was continuing in office or re-elected received an option to purchase 15,000 shares of common stock. The exercise price of stock options granted to directors is equal to the fair market value of the common stock on the date of grant. Stock option grants to directors in fiscal year 2007 were made under the 2001 Directors’ Stock Option Plan. All options under the 2001 Directors’ Stock Option Plan are non-qualified options, with a maximum ten (10) year term, that become exercisable in four (4) equal increments over a period of four (4) years from the date of grant. In the event of a change of control of the Company, all options under the 2001 Directors’ Stock Option Plan become fully exercisable.

Beginning in May 2007, Directors who are not employees of the Company are paid, in quarterly installments, an annual retainer of $50,000. Additional annual retainers are paid, in quarterly installments, to the Chairman of the Board ($17,500); the Chairman of the Audit Committee ($15,000); the Chairman of the Compensation Committee ($10,000); and the Chairman of the Nominating and Governance Committee ($5,000). Additional annual retainers are also paid, in quarterly installments, to directors who serve on committees in roles other than as Chairman as follows: Audit Committee ($5,000); Compensation Committee ($3,000); and Nominating and Corporate Governance Committee ($2,000). In addition, the Compensation Committee retains discretion to recommend to the full Board of Directors that additional cash payments be made to a non-employee director(s) for extraordinary service during a fiscal year.

In addition, if the 2008 Director Long-Term Incentive Plan is approved by the stockholders (see Proposal 2 of this Proxy Statement), the stock-based compensation for non-employee directors will be as follows beginning at the conclusion of the 2008 Annual Meeting: Each non-employee director when first elected to serve as a director shall automatically be granted a nonqualified stock option to purchase 25,000 shares of common stock, at an exercise price equal to the fair market value of the common stock on the date of grant, and a restricted stock award for 12,500 shares of common stock. In addition, following each annual meeting of stockholders each non-employee director who was continuing in office or re-elected shall receive a restricted stock award for 12,500 shares. Unless otherwise determined by the Board of Directors, the foregoing nonqualified stock options will vest in four (4) equal annual installments and the foregoing restricted stock awards will vest in three (3) equal annual installments. In the event of a change of control of the Company, all options under the 2008 Director Long-Term Incentive Plan become fully exercisable. If the 2008 Plan is approved by the stockholders at the Annual Meeting, there will be no future grants made under the 2001 Directors’ Stock Option Plan.

No director who is also an employee receives separate compensation for services rendered as a director. David J. Aldrich is currently the only director who is also an employee of the Company.

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

Director Compensation Table

The following table summarizes the compensation paid to the Company’s non-employee directors for fiscal year 2007.

	Fees Earned
	or	Option
	Paid in Cash	Awards	Total
Name	($)	($)(1)(2)	($)

Dwight W. Decker, Chairman	$60,750	$72,106	$132,856
Timothy R. Furey	$53,125	$72,106	$125,231
David J. McLachlan	$58,125	$72,106	$130,231
Kevin L. Beebe	$53,250	$152,910	$206,160
David P. McGlade	$51,625	$82,240	$133,865
Robert A. Schriesheim	$50,000	$52,788	$102,788
Balakrishnan S. Iyer	$46,750	$72,106	$118,856
Moiz M. Beguwala	$42,000	$72,106	$114,106
Thomas C. Leonard	$43,000	$72,106	$115,106

(1)	Represents the dollar amount recognized for financial statement reporting purposes for the year ended September 28, 2007 in accordance with FAS 123(R) and, accordingly, includes amounts from options granted prior to 2007. For a description of the assumptions used in calculating the fair value of equity awards under FAS 123(R), see Note 9 of the Company’s financial statements in its Annual Report for the year ended September 28, 2007. The non-employee members of our board of directors who held such position on September 28, 2007 held the following aggregate number of unexercised options as of such date:

Number of
Securities Underlying
Name	Unexercised Options

Dwight W. Decker, Chairman	1,110,899
Timothy R. Furey	225,000
David J. McLachlan	180,000
Kevin L. Beebe	105,000
David P. McGlade	90,000
Robert A. Schriesheim	60,000
Balakrishnan S. Iyer	493,705
Moiz M. Beguwala	404,744
Thomas C. Leonard	150,000

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

(2)	The following table presents the fair value of each grant of stock options in 2007 to non-employee members of our board of directors, computed in accordance with FAS 123(R):

		Number	Exercise
		of Securities	Price of	Grant Date
	Grant	Underlying	Option	Fair Value
Name	Date	Options	Awards	of Options

Dwight W. Decker, Chairman	3/29/07	15,000	$5.67	$42,744
Timothy R. Furey	3/29/07	15,000	$5.67	$42,744
David J. McLachlan	3/29/07	15,000	$5.67	$42,744
Kevin L. Beebe	3/29/07	15,000	$5.67	$42,744
David P. McGlade	3/29/07	15,000	$5.67	$42,744
Robert A. Schriesheim	3/29/07	15,000	$5.67	$42,744
Balakrishnan S. Iyer	3/29/07	15,000	$5.67	$42,744
Moiz M. Beguwala	3/29/07	15,000	$5.67	$42,744
Thomas C. Leonard	3/29/07	15,000	$5.67	$42,744

Equity Compensation Plan Information

The Company currently maintains nine (9) stock-based compensation plans under which our securities are authorized for issuance to our employees and/or directors:

•	the 1994 Non-Qualified Stock Option Plan

•	the 1996 Long-Term Incentive Plan

•	the Directors’ 1997 Non-Qualified Stock Option Plan

•	the 1999 Employee Long-Term Incentive Plan

•	the Directors’ 2001 Stock Option Plan

•	the Non-Qualified Employee Stock Purchase Plan

•	the 2002 Employee Stock Purchase Plan

•	the Washington Sub, Inc. 2002 Stock Option Plan and

•	the 2005 Long-Term Incentive Plan.

Except for the 1999 Employee Long-Term Incentive Plan, the Washington Sub, Inc. 2002 Stock Option Plan and the Non-Qualified Employee Stock Purchase Plan, each of the foregoing stock-based compensation plans was approved by our stockholders.

A description of the material features of each such plan is provided below under the headings “1999 Employee Long-Term Incentive Plan,” “Washington Sub, Inc. 2002 Stock Option Plan” and “Non-Qualified Employee Stock Purchase Plan.”

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

The following table presents information about these plans as of September 28, 2007.

Number of Securities
	Number of Securities			Remaining Available for
	to be Issued Upon		Weighted-Average	Future Issuance Under
	Exercise of		Exercise Price of	Stock-Based Compensation
	Outstanding		Outstanding	Plans (Excluding
	Options, Warrants,		Options, Warrants	Securities Reflected in
Plan Category	and Rights		and Rights	Column (a)
	(a)		(b)	(c)

Stock-based compensation plans approved by security holders	5,949,602	(1)	$9.61	10,564,629	(3)
Stock-based compensation plans not approved by security holders	21,918,304		$12.60	3,189,088	(4)

Total	27,867,906	(2)	$11.96	13,753,717

(1)	Excludes 1,220,432 unvested restricted shares and 212,812 unvested shares under performance shares awards.

(2)	Includes 6,422,992 options held by non-employees (excluding directors).

(3)	No further grants will be made under the 1994 Non-Qualified Stock Option Plan and the Directors’ 1997 Non-Qualified Stock Option Plan.

(4)	No further grants may be made under the Washington Sub Inc. 2002 Stock Option Plan.

1999 Employee Long-Term Incentive Plan

The Company’s 1999 Employee Long-term Incentive Plan (the “1999 Employee Plan”) provides for the grant of non-qualified stock options to purchase shares of the Company’s common stock to employees, other than officers and non-employee directors. The term of these options may not exceed 10 years. The 1999 Employee Plan contains provisions, which permit restrictions on vesting or transferability, as well as continued exercisability upon a participant’s termination of employment with the Company, of options granted thereunder. The 1999 Employee Plan provides for full acceleration of the vesting of options granted thereunder upon a “change in control” of the Company, as defined in the 1999 Employee Plan. The Board of Directors generally may amend, suspend or terminate the 1999 Employee Plan in whole or in part at any time; provided that any amendment which affects outstanding options be consented to by the holder of the options.

Washington Sub, Inc. 2002 Stock Option Plan

The Washington Sub, Inc. 2002 Stock Option Plan (the “Washington Sub Plan”) became effective on June 25, 2002, in connection with the Merger. At the time of the spin-off of Conexant’s wireless business, outstanding Conexant options granted pursuant to certain Conexant stock-based compensation plans were converted so that following the spin-off and Merger each holder of those certain Conexant options held (i) options to purchase shares of Conexant common stock and (ii) options to purchase shares of Skyworks common stock. The purpose of the Washington Sub Plan is to provide a means for the Company to perform its obligations with respect to these converted stock options. The only participants in the Washington Sub Plan are those persons who, at the time of the Merger, held outstanding options granted pursuant to certain Conexant stock option plans. No further options to purchase shares of Skyworks common stock will be granted under the Washington Sub Plan. The Washington Sub Plan contains a number of sub-plans, which contain terms and conditions that are applicable to certain portions of the options subject to the Washington Sub Plan, depending upon the Conexant stock option plan from which the Skyworks options granted under the Washington Sub Plan were derived. The outstanding options under the Washington Sub Plan generally have the same terms and conditions as the original Conexant options from which they are derived. Most of the sub-plans of the Washington Sub Plan contain provisions related to the effect of a participant’s termination of employment with the Company, if any, and/or with Conexant on options granted pursuant to such sub-plan. Several of the sub-plans under the Washington Sub Plan contain specific provisions related to a change in control of the Company.

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

Non-Qualified ESPP

The Company also maintains a Non-Qualified Employee Stock Purchase Plan to provide employees of the Company and participating subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase, by means of payroll deductions, of shares of the Company’s common stock at a discount from the market price of the common stock at the time of purchase. The Non-Qualified Employee Stock Purchase Plan is intended for use primarily by employees of the Company located outside the United States. Under the plan, eligible employees may purchase common stock through payroll deductions of up to 10% of compensation. The price per share is the lower of 85% of the market price at the beginning or end of each six-month offering period.

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation agreements and other arrangements which are described in “Compensation Discussion & Analysis,” since September 30, 2006 there has not been a transaction or series of related transactions to which the Company was or is a party involving an amount in excess of $120,000 and in which any director, executive officer, holder of more than five percent (5%) of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. In January 2008, the Board of Directors adopted a written related person transaction approval policy which sets forth the Company’s polices and procedures for the review, approval or ratification of any transaction required to be reported in its filings with the SEC. The Company’s policy with regard to related person transactions is that all future related person transactions between the Company and any related person (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater then $120,000, be reviewed by the Company’s General Counsel and approved in advance by the Audit Committee. In addition, the Company’s Code of Business Conduct and Ethics requires that employees discuss with the Company’s Compliance Officer any significant relationship (or transaction) that might raise doubt about such employee’s ability to act in the best interest of the Company.

OTHER PROPOSED ACTION

As of the date of this Proxy Statement, the directors know of no business which is expected to come before the Annual Meeting other than (i) the election of the nominees to the Board of Directors, (ii) the approval of the adoption of the 2008 Director Long-Term Incentive Plan, (iii) the approval of an amendment to the 2002 Employee Stock Purchase Plan and (iv) the ratification of the selection of KPMG LLP as the independent registered public accounting firm for the Company for fiscal year 2008. However, if any other business should be properly presented to the Annual Meeting, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 (a) of the Exchange Act requires our directors, executive officers and beneficial owners of greater than 10% of our equity securities to file reports of holdings and transactions of securities of Skyworks with the SEC. Based solely on a review of Forms 3, 4 and 5 and any amendments thereto furnished to us, and other information provided to us, with respect to our fiscal year ended September 28, 2007, we believe that all Section 16(a) filing requirements applicable to our directors and executive officers with respect to our fiscal year ended September 28, 2007, were timely made with the exception of the Form 4s relating to the annual stock option grant made to each of the directors on the date of the 2007 Annual Meeting, which forms were filed two (2) days after the filing deadline.

SOLICITATION EXPENSES

Skyworks will bear the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies. Proxies may be solicited on behalf of the Company in person or by telephone, e-mail, facsimile or other electronic means by directors, officers or employees of the Company, who will receive no additional compensation for any such services. We have retained Mellon Investor Services to assist in the solicitation of proxies, at a cost to the Company of approximately $8,000, plus out-of-pocket expenses.

VIEWING OF PROXY MATERIALS VIA THE INTERNET

We are able to distribute our Annual Report and this Proxy Statement to our stockholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder’s address and eliminates the cost of sending these documents by mail. Stockholders may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. You may make this election when voting your proxy this year. Simply follow the instructions to vote via the Internet to register your consent. Your election to view proxy materials online is perpetual unless you revoke it later. Future proxy cards will contain the Internet website address

SKYWORKS SOLUTIONS, INC.
PROXY STATEMENT

and instructions to view the materials. You will continue to have the option to vote your shares by telephone, mail or via the Internet.

ANNUAL REPORT ON FORM 10-K

Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2007, as filed with the SEC are available to stockholders without charge via the Company’s website at http://www.skyworksinc.com, or upon written request addressed to Investor Relations, Skyworks Solutions, Inc., 5221 California Avenue, Irvine, CA 92617.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals or nominations may be eligible for inclusion in the Company’s Proxy Statement for the Company’s 2009 annual meeting of stockholders. To be eligible for inclusion in the Company’s 2009 proxy statement, any such proposals or nominations must meet the requirements of Rule 14a-8 under the Exchange Act and be delivered in writing to the Secretary of the Company at its principal offices at 20 Sylvan Road, Woburn, MA 01801, no later than October 8, 2008, and must meet the requirements of Rule 14a-8 under the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement. Additionally, the Company must have notice of any stockholder proposal or nomination to be submitted at the 2009 annual meeting (but not required to be included in the proxy statement) not later than December 21, 2008 or, in the event that the 2009 annual meeting is held more than thirty (30) days before or after the first anniversary of the Company’s 2008 annual meeting, the later of December 21, 2008 or the 10th day following the day on which public announcement of the date of the 2009 annual meeting is first made by the Company, or such proposal will be considered untimely pursuant to Rule 14a-5(e) under the Exchange Act and persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

The stockholder’s submission must include, with respect to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address and the number of shares of common stock of the Company which are owned beneficially and of record and must also set forth: (i) as to each person proposed for nomination for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to any other business proposed to be brought before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. Proposals or nominations not meeting these requirements will not be entertained at the 2009 annual meeting.

APPENDIX 1
SKYWORKS SOLUTIONS, INC.
2008 DIRECTOR LONG-TERM INCENTIVE PLAN
1.	Purpose
     The purpose of this 2008 Director Long-Term Incentive Plan (the “Plan”) of Skyworks Solutions, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract and retain the services of experienced and knowledgeable directors and to provide additional incentives for such directors to continue to work for the best interests of the Corporation and its stockholders through continuing ownership of its common stock. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).
2.	Eligibility
     Each member of the Board who is not also an officer of the Company (a “Director”) is eligible to receive options, restricted stock and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant.”
3.	Administration and Delegation
     (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.
     (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.
4.	Stock Available for Awards
     (a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan covering up to the sum of (i) 600,000 shares of common stock, $.25 par value per share, of the Company (the “Common Stock”), plus (ii) the shares of Common Stock that remain available for grant under the Skyworks Solutions, Inc. 2001 Directors’ Stock Option Plan on the Effective Date.
     (b) Counting of Shares. Subject to adjustment under Section 8, an option to purchase Common Stock (each, an “Option”) shall be counted against the share limit specified in Section 4(a) as one share for each share of common stock subject to the Option, and an Award that is not an Option (a “Non-Option Award”) shall be counted against the share limit specified in Section 4(a) as one and one-half (1.5) shares for each share of Common Stock issued upon settlement of such Non-Option Award.
     (c) Lapses. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.	Stock Options
     (a) General. The Board, in its discretion, may grant Options to Participants and, subject to Section 5(c) below, determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. Any such grant may vary among individual Participants. If the Board so determines, Options may be granted in lieu of cash compensation at the Participant’s election, subject to such terms and conditions as the Board may establish.
     (b) Exercise Price. Subject to Section 5(c) below, the Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value (as defined below in subsection (i)(3)) at the time the Option is granted.
     (c) Automatic Grant of Options.
          (1) Each Participant who is first elected to serve as a Director after the Effective Date of the Plan shall automatically be granted an Option, on the fifth business day after his election, to acquire 25,000 shares of Common Stock.
          (2) The exercise price per share for the Common Stock covered by an Option granted under this Section 5(c) shall be equal to the Fair Market Value of the Stock on the date the Option is granted.
          (3) Unless otherwise determined by the Board, an Option granted under Section 5(c) shall be exercisable after the first anniversary of the date of grant for up to one-fourth (25%) of the shares of Common Stock covered by the Option and, after each anniversary of the date of grant thereafter, for up to an additional one-fourth (25%) of such shares of Common Stock until, on the fourth anniversary of the date of grant, the Option may be exercised as to all (100%) of the shares of Common Stock covered by the Option. An Option issued under this Section 5(c) shall not be exercisable after the expiration of ten years from the date of grant.
     (d) Options Not Deemed Incentive Stock Options. Any Option granted pursuant to the Plan is not intended to be an incentive stock option described in Code Section 422 and shall be designated a “Nonqualified Stock Option.”
     (e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 8) and (2) the Board may not cancel any outstanding Option and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Option.
     (f) No Reload Rights. No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.
     (g) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of ten (10) years.
     (h) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(i) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).
     (i) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
          (1) in cash or by check, payable to the order of the Company;
          (2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

          (3) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for at least six (6) months and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements; or
          (4) by any combination of the above permitted forms of payment.
6.	Restricted Stock; Restricted Stock Units.
     (a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest or at a later date (“Restricted Stock Units”) subject to such terms and conditions on the delivery of the shares of Common Stock as the Board shall determine (each Award for Restricted Stock or Restricted Stock Units is referred to herein as a “Restricted Stock Award”).
     (b) Terms and Conditions. Subject to Section 6(c) below, the Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.
     (c) Automatic Grant of Restricted Stock.
          (1) Each Participant who is first elected to serve as a Director after the Effective Date of the Plan shall automatically be granted, on the fifth business day after his election, 12,500 shares of Restricted Stock.
          (2) Beginning on the date of the Company’s 2008 annual meeting of stockholders, each Participant who is serving as Director of the Company after each annual meeting of stockholders, or special meeting in lieu of annual meeting of stockholders at which one or more directors are elected, other than a newly elected Director who received a Restricted Stock Award pursuant to Section 6(c)(1) above, shall automatically be granted on such day 12,500 shares of Restricted Stock.
          (3) Unless otherwise determined by the Board, the Company’s repurchase or forfeiture rights on an Award of Restricted Stock granted under Section 6(c) shall lapse as to one-third (33.33%) of the shares of Restricted Stock on the first anniversary of the date of grant and, as to an additional one-third (33.33%) of such shares of Restricted Stock, on each anniversary of the date of grant thereafter until, on the third anniversary of the date of grant, the Company’s repurchase or forfeiture rights shall lapse as to all (100%) of the shares of Restricted Stock covered thereby.
          (4) In lieu of Restricted Stock, the Board may grant Restricted Stock Units.
     (d) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.
7.	Other Stock-Based Awards.
     Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”). Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto and any conditions applicable thereto, including without limitation, performance-based conditions.

8.	Adjustments for Changes in Common Stock and Certain Other Events.
     (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the number of securities issuable pursuant to automatic Awards made under Sections 5(c) and 6(c), (v) the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.
     (b) Reorganization Events.
          (1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.
          (2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.
          For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
          To the extent all or any portion of an Option becomes exercisable solely as a result of clause (ii) above, the Board may provide that upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price; such repurchase right (x) shall lapse at the same rate as the Option would have become exercisable under its terms and (y) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to clause (ii) above.
          (3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.
     (c) Change in Control Events.
          (1) Definition. A “Change in Control Event” will be deemed to have occurred if the Continuing Directors (as defined below) cease for any reason to constitute a majority of the Board. For this purpose, a “Continuing Director” will include any member of the Board as of the Effective Date (as defined below) and any individual nominated for election to the Board by a majority of the then Continuing Directors.
          (2) Consequences of a Change in Control Event on Options. Notwithstanding any other provision of this Plan to the contrary, if a Change in Control Event occurs, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, any options outstanding as of the date such Change of Control is determined to have occurred and not then exercisable shall become fully exercisable to the full extent of the original grant.
          (3) Consequences of a Change in Control Event on Restricted Stock Awards. Notwithstanding any other provision of this Plan to the contrary, if a Change in Control Event occurs, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.
9.	General Provisions Applicable to Awards
     (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.
     (b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Such written instrument may be in the form of an agreement signed by the Company and the Participant or a written confirming memorandum to the Participant from the Company. Each Award may contain terms and conditions in addition to those set forth in the Plan.
     (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
     (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, or other change in the non-employee director status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.
     (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.
     (f) Amendment of Award. Except as provided in Section 5, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type and changing the date of exercise or realization, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
     (h) Acceleration. Except as otherwise provided in Section 8(c), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.
10. Miscellaneous
     (a) No Right To Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to any relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
     (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is approved by the Company’s stockholders (the “Effective Date”), and no Award may be granted until the Effective Date. No Awards shall be granted under the Plan after the completion of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.
     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, without approval of the Company’s stockholders, no amendment may (1) increase the number of shares authorized under the Plan (other than pursuant to Section 8), (2) materially increase the benefits provided under the Plan, (3) materially expand the class of participants eligible to participate in the Plan, (4) expand the types of Awards provided under the Plan or (5) make any other changes that require stockholder approval under the rules of the Nasdaq Stock Market, Inc. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.
     (e) Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
     (f) Compliance With Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.
     (g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

APPENDIX 2
SKYWORKS SOLUTIONS, INC.
2002 EMPLOYEE STOCK PURCHASE PLAN
1. Purpose.
The Skyworks Solutions, Inc. 2002 Employee Stock Purchase Plan (hereinafter the “Plan”) is intended to provide a method whereby employees of Skyworks Solutions, Inc. (the “Company”) and its participating subsidiaries (as defined in Article 18) will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company’s Common Stock. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Internal Revenue Code.
2. Eligible Employees.
All employees of the Company or any of its participating subsidiaries who are employed by the Company at least ten (10) business days prior to the first day of the applicable Offering Period shall be eligible to receive options under this Plan to purchase the Company’s Common Stock. Except as otherwise provided herein, persons who become eligible employees after the first day of any Offering Period shall be eligible to receive options on the first day of the next succeeding Offering Period on which options are granted to eligible employees under the Plan. For the purpose of this Plan, the term employee shall not include an employee whose customary employment is less than twenty (20) hours per week or is for not more than five (5) months in any calendar year.
In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Internal Revenue Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Internal Revenue Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.
3. Stock Subject to the Plan.
The stock subject to the options granted hereunder shall be shares of the Company’s authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. Subject to approval of the stockholders, the aggregate number of shares which may be issued pursuant to the Plan is 3,880,000 for all Offering Periods, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such option shall again be available under the Plan. If the number of shares of Common Stock available for any Offering Period is insufficient to satisfy all purchase requirements for that Offering Period, the available shares for that Offering Period shall be apportioned among participating employees in proportion to their options.
4. Offering Periods and Stock Options.
There shall be Offering Periods during which payroll deductions will be accumulated under the Plan. Each Offering Period includes only regular pay days falling within it. The Committee shall be expressly permitted to establish the Offering Periods, including the Offering Commencement Date and Offering Termination Date of any Offering Period, under this Plan; provided, however, that, in no event shall any Offering Period extend for more than twenty-four (24) months. The Offering Commencement Date is the first day of each Offering Period. The Offering Termination Date is the applicable date on which an Offering Period ends under this Plan.
Subject to the foregoing, the Offering Periods shall generally commence and end as follows:

Offering	Offering
Commencement Dates	Termination Dates

Each August 1	Each January 31

Each February 1	Each July 31
Provided, however, that (i) the Offering Commencement Date and Offering Termination Date of the initial Offering Period under this Plan shall be October 21, 2002 and March 31, 2003, respectively, and (ii) the Offering Commencement Date and Offering Termination Date of the Offering Period immediately following the initial Offering Period under this Plan shall be April 1, 2003 and July 31, 2003, respectively.
On each Offering Commencement Date, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the Offering Termination Date at the Option Exercise Price, as hereinafter provided, that number of full shares of Common Stock reserved for the purpose of the Plan, up to a maximum of 1,000 shares, subject to increase or decrease (i) at the discretion of the Committee before each Offering Period or (ii) by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like (the “Share Cap”); provided that such employee remains eligible to participate in the Plan throughout such Offering Period. If the eligible employee’s accumulated payroll deductions on the Offering Termination Date would enable the eligible employee to purchase more than the Share Cap except for the Share Cap, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the Share Cap shall be refunded to the eligible employee as soon as administratively practicable by the Company, without interest. The Option Exercise Price for each Offering Period shall be the lesser of (i) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Commencement Date, or (ii) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Termination Date, in either case rounded up to the next whole cent. In the event of an increase or decrease in the number of outstanding shares of Common Stock through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Exercise Price per share provided for under the Plan, either by a proportionate increase in the number of shares and proportionate decrease in the Option Exercise Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Exercise Price per share, as may be required to enable an eligible employee who is then a participant in the Plan to acquire on the Offering Termination Date that number of full shares of Common Stock as his accumulated payroll deductions on such date will pay for at a price equal to the lesser of (i) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Commencement Date, or (ii) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Termination Date, in either case rounded up to the next whole cent, as so adjusted.
For purposes of this Plan, the term “fair market value” means, if the Common Stock is listed on a national securities exchange or is on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) National Market system, the closing sale price of the Common Stock on such exchange or as reported on Nasdaq or, if the Common Stock is traded in the over-the-counter securities market, but not on the Nasdaq National Market, the closing bid quotation for the Common Stock, each as published in The Wall Street Journal. If no shares of Common Stock are traded on the Offering Commencement Date or Offering Termination Date, the fair market value will be determined on the next regular business day on which shares of Common Stock are traded.
For purposes of this Plan the term “business day” as used herein means a day on which there is trading on the Nasdaq National Market or such national securities exchange on which the Common Stock is listed.
No employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with and shall be construed in accordance with Section 423(b)(8) of the Internal Revenue Code. If the participant’s accumulated payroll deductions on the last day of the Offering Period would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be refunded as soon as administratively practicable to the participant by the Company, without interest.
5. Exercise of Option.
Each eligible employee who continues to be a participant in the Plan on the Offering Termination Date shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will pay for at the Option Exercise Price subject to the Share Cap and the Section 423(b)(8) limitation described in Article 4. If a participant is not an employee on the Offering Termination Date and throughout an Offering Period, he or she shall not be entitled to exercise his or her option.
If a participant’s accumulated payroll deductions in his or her account are based on a currency other than the U.S. dollar, then on the Offering Termination Date the accumulated payroll deductions in his or her account will be converted into an equivalent value of U.S. dollars based upon the U.S. dollar-foreign currency exchange rate in effect on that date, as reported in The Wall Street Journal, provided that such conversion does not result in an Option Exercise Price which is, in fact, less than the lesser of an amount equal to 85 percent of the fair market value of the Common Stock at the time such option is granted or 85 percent of the fair market value of the Common Stock at the time such option is exercised. The Plan administrators (as defined in Article 19) shall have the right to change such conversion date, as they deem appropriate to effectively purchase shares on any Offering Termination Date, provided that such action does not cause the Plan, or any grants under the Plan, to fail to qualify under Section 423 of the Internal Revenue Code.
6. Authorization for Entering Plan.
An eligible employee may enter the Plan by following a written, electronic or other enrollment process, including a payroll deduction authorization, as prescribed by the Plan administrators under generally applicable rules. Except as may otherwise be established by the Plan administrators under generally applicable rules, all enrollment authorizations shall be effective only if delivered to the designated Plan administrator(s) in accordance with the prescribed procedures not later than ten (10) business days before an applicable Offering Commencement Date Participation may be conditioned on an eligible employee’s consent to transfer and process personal data and on acknowledgment and agreement to Plan terms and other specified conditions.
The Company will accumulate and hold for the employee’s account the amounts deducted from his or her pay. No interest will be paid thereon. Participating employees may not make any separate cash payments into their account.
Unless an employee files a new authorization, or withdraws from the Plan, his or her deductions and purchases under the authorization he or she has on file under the Plan will continue as long as the Plan remains in effect. An employee may increase or decrease the amount of his or her payroll deductions as of the next Offering Commencement Date by filing a revised payroll deduction authorization in accordance with the procedures then applicable to such actions. Except as may otherwise be established by the Plan administrators under generally applicable rules, all revised authorizations shall be effective only if delivered to the designated Plan administrator(s) in accordance with the prescribed procedures not later than ten (10) business days before the next Offering Commencement Date.

7. Maximum Amount of Payroll Deductions.
An employee may authorize payroll deductions in an amount of not less than one percent (1%) and not more than ten percent (10%) (in whole number percentages only) of his or her eligible compensation. Such deductions shall be determined based on the employee’s election in effect on the payday on which such eligible compensation is paid. An employee may not make any additional payments into such account. Eligible compensation means the wages as defined in Section 3401(a) of the Internal Revenue Code, determined without regard to any rules that limit compensation included in wages based on the nature or location or employment or services performed, including without limitation base pay, shift premium, overtime, gain sharing (profit sharing), incentive compensation, bonuses and commissions and all other payments made to the employee for services as an employee during the applicable payroll period, and excluding the value of any qualified or non-qualified stock option granted to the employee to the extent such value is includible in the taxable wages, reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation, and welfare benefits, but determined prior to any exclusions for any amounts deferred under Sections 125, 401(k), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b) of the Internal Revenue Code or for certain contributions described in Section 457(h)(2) of the Internal Revenue Code that are treated as Company contributions.
8. Unused Payroll Deductions.
Only full shares of Common Stock may be purchased. Any balance remaining in an employee’s account after a purchase will be reported to the employee and will be carried forward to the next Offering Period. However, in no event will the amount of the unused payroll deductions carried forward from a payroll period exceed the Option Exercise Price per share for that Offering Period. If for any Offering Period the amount of unused payroll deductions should exceed the Option Exercise Price per share, the amount of the excess for any participant shall be refunded to such participant, without interest.
9. Change in Payroll Deductions.
Unless otherwise permitted by the Committee prior to the commencement of an Offering Period, payroll deductions may not be increased, decreased or suspended by a participant during an Offering Period. However, a participant may withdraw in full from the Plan.
10. Withdrawal from the Plan.
An employee may withdraw from the Plan and withdraw all but not less than all of the payroll deductions credited to his or her account under the Plan prior to the Offering Termination Date by completing and filing a withdrawal notification with the designated Plan administrator(s) in accordance with the prescribed procedures, in which event the Company will refund as soon as administratively practicable without interest the entire balance of such employee’s deductions not previously used to purchase Common Stock under the Plan. Except as may otherwise be prescribed by the Plan administrators under generally applicable rules, all withdrawals shall be effective only if delivered to the designated Plan administrator(s) in accordance with the prescribed procedures not later than ten (10) business days before the Offering Termination Date.
An employee who withdraws from the Plan is like an employee who has never entered the Plan; the employee’s rights under the Plan will be terminated and no further payroll deductions will be made. To reenter, such an employee must re-enroll pursuant to the provisions of Article 6 before the next Offering Commencement Date which cannot, however, become effective before the beginning of the next Offering Period following his withdrawal.
11. Issuance of Stock.
As soon as administratively practicable after each Offering Period the Company shall deliver (by electronic or other means) to the participant the Common Stock purchased under the Plan, except as specified below. The Plan administrators may permit or require that the Common Stock shares be deposited directly with a broker or agent designated by the Plan administrators, and the Plan administrators may utilize electronic or automated methods of share transfer. In addition, the Plan administrators may require that shares be retained with such broker or agent for a designated period of time (and may restrict dispositions during that period) and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such shares as required to ensure that the Company’s applicable tax withholding obligations are satisfied.

12. No Transfer or Assignment of Employee’s Rights.
An employee’s rights under the Plan are his or hers alone and may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee may be exercised only by him or her, except as provided in Article 13 in the event of an employee’s death.
13. Termination of Employee’s Rights.
Except as set forth in Article 14, an employee’s rights under the Plan will terminate when he or she ceases to be an employee because of retirement, resignation, lay-off, discharge, death, change of status, failure to remain in the customary employ of the Company for twenty (20) hours or more per week, or for any other reason. Notwithstanding anything to the contrary contained in Article 10, a withdrawal notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded without interest.
Notwithstanding anything to the contrary contained in Article 10, if an employee’s payroll deductions are interrupted by any legal process, a withdrawal notice will be considered as having been received from him or her on the day the interruption occurs.
14. Death of an Employee.
Upon termination of the participating employee’s employment because of death, the person(s) entitled to receipt of the Common Stock and/or cash as provided in this Article 14 shall have the right to elect, by written notice given to the Plan administrators prior to the expiration of the thirty (30) day period commencing with the date of the death of the employee, either (i) to withdraw, without interest, all of the payroll deductions credited to the employee’s account under the Plan, or (ii) to exercise the employee’s option for the purchase of shares of Common Stock on the next Offering Termination Date following the date of the employee’s death for the purchase of that number of full shares of Common Stock reserved for the purpose of the Plan which the accumulated payroll deductions in the employee’s account at the date of the employee’s death will purchase at the applicable Option Exercise Price (subject to the limitations set forth in Article 4), and any excess in such account (in lieu of fractional shares) will be paid to the employee’s estate as soon as administratively practicable, without interest. In the event that no such written notice of election shall be duly received by the Plan administrators, the payroll deductions credited to the employee’s account at the date of the employee’s death will be paid to the employee’s estate as soon as administratively practicable, without interest.
Except as provided in the preceding paragraph, in the event of the death of a participating employee, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the employee.
15. Termination and Amendments to Plan.
The Plan may be terminated at any time by the Company’s Board of Directors. It will terminate in any case on December 31, 2012, or if sooner, when all of the shares of Common Stock reserved for the purposes of the Plan have been purchased. In the event that the Board of Directors terminates the Plan pursuant to this Article 15, the date of such termination shall be deemed as the Offering Termination Date of the applicable Offering Period in which such termination date occurs. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock will be refunded without interest.

The Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the stockholders of the Company, no amendment may (i) except as provided in Articles 3, 4, 24 and 25, increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Internal Revenue Code; or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan.
16. Limitations of Sale of Stock Purchased Under the Plan.
The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Articles 11 and 26. Each employee agrees by entering the Plan to promptly give the Company notice of any such Common Stock disposed of within two years after the Offering Commencement Date on which the Common Stock was purchased showing the number of such shares disposed of. The employee assumes the risk of any market fluctuations in the price of such Common Stock.
17. Company’s Offering of Expenses Related to Plan.
The Company will bear all costs of administering and carrying out the Plan.
18. Participating Subsidiaries.
The term “participating subsidiaries” shall mean any present or future subsidiary of the Company which is designated by the Committee to participate in the Plan. The Committee shall have the power to make such designation(s) before or after the Plan is approved by the stockholders.
19. Administration of the Plan.
The Plan may be administered by the Compensation Committee, or such other committee as may be appointed by the Board of Directors of the Company (the “Committee”). No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee. In the event that the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan (in such event the word “Committee” shall refer to the Board of Directors).
The Committee shall have the authority to construe and interpret the Plan and options, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. Without limiting the foregoing, the Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan: (i) to determine when and how options to purchase shares of Common Stock shall be granted and the provisions of each Offering Period (which need not be identical); (ii) to designate from time to time which participating subsidiaries of the Company shall be eligible to participate in the Plan; (iii) to determine the Offering Commencement Date and Offering Termination Date of any Offering Period; (iv) to increase or decrease the maximum number of shares which may be purchased by an eligible employee in any Offering Period; (v) to amend the Plan as provided in Article 15, and (vi) generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and the participating subsidiaries.
The Committee may delegate to one or more individuals the day-to-day administration of the Plan. Without limitation, subject to the terms and conditions of this Plan, the President, the Chief Financial Officer of the Company, and any other officer of the Company or committee of officers or employees designated by the Committee (collectively, the “Plan administrators”), shall each be authorized to determine the methods through which eligible employees may elect to participate, amend their participation, or withdraw from participation in the Plan, and establish methods of enrollment by means of a manual or electronic form of authorization or an integrated voice response system. The Plan administrators are further authorized to determine the matters described in Article 11 concerning the means of issuance of Common Stock and the procedures established to permit tracking of disqualifying dispositions of shares or to restrict transfer of such shares.
With respect to persons subject to Section 16 of the Securities and Exchange Act of 1934, as amended, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under said Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by that Committee.
No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Company shall indemnify each member of the Board of Directors and the Committee to the fullest extent permitted by law with respect to any claim, loss, damage or expense (including counsel fees) arising in connection with their responsibilities under this Plan.
As soon as administratively practicable after the end of each Offering Period, the Plan administrators shall prepare and distribute or make otherwise readily available by electronic means or otherwise to each participating employee in the Plan information concerning the amount of the participating employee’s accumulated payroll deductions as of the Offering Termination Date, the Option Exercise Price for such Offering Period, the number of shares of Common Stock purchased by the participating employee with the participating employee’s accumulated payroll deductions, and the amount of any unused payroll deductions either to be carried forward to the next Offering Period, or returned to the participating employee without interest.
20. Optionees Not Stockholders.
Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the Company with respect to the shares covered by such option until such shares have been purchased by and issued to him.
21. Application of Funds.
The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any corporate purposes, and the Company shall not be obligated to segregate participating employees’ payroll deductions.
22. Governmental Regulation.
The Company’s obligation to sell and deliver shares of the Company’s Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.
In this regard, the Board of Directors may, in its discretion, require as a condition to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock reserved for issuance upon exercise of the option shall be effective.
23. Transferability.
Neither payroll deductions credited to an employee’s account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the employee. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 10.
24. Effect of Changes of Common Stock.
If the Company should subdivide or reclassify the Common Stock which has been or may be optioned under the Plan, or should declare thereon any dividend payable in shares of such Common Stock, or should take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any individual participating employee) shall be adjusted accordingly.

25. Merger or Consolidation.
If the Company should at any time merge into or consolidate with another corporation, the Board of Directors may, at its election, either (i) terminate the Plan and refund without interest the entire balance of each participating employee’s payroll deductions, or (ii) entitle each participating employee to receive on the Offering Termination Date upon the exercise of such option for each share of Common Stock as to which such option shall be exercised the securities or property to which a holder of one share of the Common Stock was entitled upon and at the time of such merger or consolidation, and the Board of Directors shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of this Article 25 shall thereafter be applicable, as nearly as reasonably possible. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.
26. Withholding of Additional Tax.
By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant’s compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant’s compensation, when amounts are added to the participant’s account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant’s accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.
27. Approval of Stockholders.
This Plan was first adopted by the Board of Directors on September 25, 2002 and amended on January 14, 2003, and approved, as amended, by the stockholders of the Company on March 10, 2003.

■
SKYWORKS SOLUTIONS, INC.
Proxy for Annual Meeting of Stockholders
March 27, 2008
SOLICITED BY THE BOARD OF DIRECTORS
      The undersigned hereby appoints David J. Aldrich and Mark V. B. Tremallo, and each of them singly, proxies, with full power of substitution to vote all shares of stock of Skyworks Solutions, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Skyworks Solutions, Inc. to be held at 2:00 p.m., local time, on Thursday, March 27, 2008, at the Double Tree Bedford Glen Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts, or at any adjournment or postponement thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated January 28, 2008, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
Skyworks Solutions, Inc.
March 27, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- or -
TELEPHONE- Call toll-free 1-800-PROXIES
(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 P.M., Eastern Time, the day before the cut-off or meeting date.
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   â
■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2 THROUGH 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect three (3) members of the Board of Directors of the Company as Class III Directors with terms expiring at the fiscal year 2011 Annual Meeting of Stockholders:						FOR	AGAINST	ABSTAIN
					2.	To approve the adoption of the Company's 2008 Director Long-Term Incentive Plan.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	¡	David J. Aldrich
		¡	Moiz M. Beguwala		3.	To approve an amendment to the Company’s 2002 Employee Stock Purchase Plan	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	David P. McGlade
☐	FOR ALL EXCEPT (See instructions below)				4.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2008.	☐	☐	☐

					5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 THROUGH 4.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

TO VIEW THE ANNUAL REPORT AND PROXY MATERIALS ONLINE GO TO: www.proxydocs.com/swks.
I/We will attend the annual meeting. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■
■